Exhibit 10.14

COMMERCIAL LEASE

THIS LEASE is entered into as of July 5, 2007 (the “Effective Date”), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”).

1. BASIC LEASE INFORMATION. The following is a summary of basic lease information. Each item in this Article 1 incorporates all of the terms set forth in this Lease pertaining to such item and to the extent there is any conflict between the provisions of this Article 1 and any other provisions of this Lease, the other provisions shall control. Any capitalized term not defined in this Lease shall have the meaning set forth in the Glossary that appears at the end of this Lease.

Description of Premises:	23,660 square feet of Rentable Area, consisting of a portion of the first floor, and as more particularly described on Exhibit A.

Address of Premises:	575 Broadway Street, Redwood City, California

Rentable Area of Premises:	23,660 square feet of Rentable Area

Term: Four (4) years

Scheduled Date for Delivery of Premises: No later than three (3) days after the Effective Date

Commencement Date: The earlier of (i) August 1, 2007, (ii) the date Tenant substantially completes, its Tenant Improvement Work within the Premises, or (iii) the date Tenant commences any business operations in the Premises.

Expiration Date: The date that is the day immediately preceding the fourth anniversary of the Commencement Date, which is anticipated to be July 31, 2011, subject to earlier termination or renewal in accordance with the terms of this Lease.

Initial Base Rent: $1.225 per sq. ft. of Rentable Area per month, subject to abatement of Base Rent for the first month of the Term.

Base Rent Adjustments: Increase by four percent (4%) per annum, commencing on the first anniversary of the Commencement Date, and continuing annually throughout the Term.

Tenant’s Project Share: 5.74%

Tenant’s Building Share: 28.17%

Security Deposit: $144,917.50

Parking: Three (3) spaces per 1,000 sq. ft. of Rentable Area

Use: General office, research and development and other ancillary lawful uses.

Tenant improvement Allowance: $70,000

Addresses for Notice:

Landlord:	The Board of Trustees of the Leland Stanford Junior University 2755 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Attention: Managing Director, Real Estate

with a copy to:	Carol K. Dillon, Esq. Bingham McCutchen LLP 1900 University Avenue East Palo Alto, CA 94303

Tenant:	Silver Spring Networks, Inc. 575 Broadway Street Redwood City, California 94063

with a copy to:	Silver Spring Networks, Inc. 575 Broadway Street Redwood City, California 94063

Brokers;	Cornish & Carey Commercial for Landlord Staubach Company for Tenant

2. PROJECT

2.1. Premises. Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (the “Premises”) shown on the building plan attached as Exhibit A. The approximate total Rentable Area of the Premises is specified in Article 1. The building in which the Premises shall be located is sometimes referred to herein as the “Building”. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby reserves the exclusive right to the exterior side walls, rear walls and roof of the Building. The Building is situated on land consisting of approximately 27.47 acres, upon which are located the Building and four (4) other buildings, with a total building square footage of approximately Four Hundred Twelve Thousand Two Hundred Ninety Seven (412,297) square feet (the “Property”). The Property comprises the southern portion of the “Midpoint Technology Park”, as shown on the site plan attached as Exhibit B, and is covered by the Midpoint Technology Center Declaration of Covenants, Conditions and Restrictions dated as of October 14, 1996 and recorded October 21, 1996 as Document No. 96-130495 in the Official Records of San Mateo County, California (the “CC&R’s”).

2.2. Common Area. Landlord hereby grants to Tenant and its employees, agents, contractors and invitees (collectively, “Tenant’s Agents”) a non-exclusive license to use the public areas, sidewalks, driveways, parking areas and other public amenities (the “Common Area”) associated with the Building during the Term. Together, the Premises, the Building, the Property and the Common Area are sometimes referred to in this Lease as the “Project.” Tenant’s rights to the Common Area shall be subject to the Rules and Regulations described in Section 23.1 and to Landlord’s reserved rights described in Article 16.

2.3. Parking. Tenant shall have the right, at no additional cost to Tenant, to use the number of parking spaces specified in Article 1. Tenant’s license shall not be assigned, sublet or otherwise transferred separately from the Premises. Tenant agrees that neither Tenant nor Tenant’s Agents shall use parking spaces in excess of the number of spaces allocated to Tenant or in areas designated for other uses. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the parking areas of the Common Area (the “Parking Area”), but shall use reasonable efforts to locate such spaces as close as possible to the Building. Tenant’s designated parking spaces (if any) may be relocated by Landlord from time to time upon written notice. Tenant shall not at any time park, or permit the parking of the trucks or vehicles of Tenant or Tenant’s Agents in any portion of the Parking Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked any inoperative vehicles or store any materials or equipment on any portion of the parking area or other areas of the Parking Area. Tenant agrees to assume responsibility for compliance by Tenant’s Agents with the parking provisions contained in this Section. Tenant hereby authorizes Landlord at Tenant’s expense to attach violation stickers or notices to such vehicles not parked in compliance with this Section and to tow away any such vehicles. In addition, a specific section of the Parking Area may be set aside by Landlord for visitor parking for the Project.

2.4. Tenant’s Project Share. “Tenant’s Project Share” as used in this Lease shall mean the ratio (expressed as a percentage) of the total Rentable Area of the Premises to the total Rentable Area of all of the buildings at the Project, each as of the first (1st) day of the calendar month in question, as reasonably determined by Landlord. The parties acknowledge and agree that the total Rentable Area of all of the buildings in the Project may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to make changes to the buildings situated in the Project (so long as Landlord neither unreasonably interferes with ingress to or egress from the Building).

2.5. Tenant’s Building Share. “Tenant’s Building Share” as used in this Lease shall mean the ratio (expressed as a percentage) of the total Rentable Area of the Premises to the total Rentable Area of the Building as determined by Landlord from time to time.

2.6. Existing FF&E. Tenant shall also have the right to use during the Term the existing furniture, trade fixtures and equipment located in the Premises, as listed on Exhibit F attached hereto (“Existing FF&E”) in its “as is” condition as of the Effective Date at no charge. Tenant shall keep and maintain the Existing FF&E in good condition and repair throughout the Term. At the expiration or earlier termination of the Term, Tenant shall leave the Existing FF&E in the same condition as delivered to Tenant, reasonable wear and tear, and damage or loss due to casualty excepted.

3. ACCEPTANCE

Landlord shall deliver the Premises and all Building Systems serving the Premises to Tenant in good working condition, including but not limited to the roof, HVAC, electrical, plumbing and lighting. Cosmetic deficiencies (e.g., broken ceiling tiles, touch-up paint, and wall patching) shall be repaired at Landlord’s expense prior to the Commencement Date. Except for the foregoing, the Premises as furnished by Landlord consist of the improvements as they exist as of the Effective Date and Landlord shall have no obligation for construction work or improvements on or to the Premises, the Building or the Common Area. Prior to entering into this Lease, Tenant has made a thorough and independent examination of the Project and all matters related to Tenant’s decision to enter into this Lease. Tenant is thoroughly familiar with all aspects of the Project and is satisfied that it is in an acceptable condition and meets Tenant’s needs. Except as specifically provided in this Lease, Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, (a) the physical condition of the Project, the Building Structure, the Building Systems, (including, without limitation, indoor air quality), or the Existing FF&E (b) the existence, quality, adequacy or availability of utilities serving the Project, (c) the use, habitability, merchantability, fitness or suitability of the Premises for Tenant’s intended use, (d) the likelihood of deriving business from Tenant’s location or the economic feasibility of Tenant’s business, (e) Hazardous Materials in the Premises, or on, in under or around the Project, (f) zoning, entitlements or any laws, ordinances or regulations which may apply to Tenant’s use of the Premises or business operations, or (g) any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant’s own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Subject to the provisions of this Section 3 and Section 9.1, Tenant accepts the Premises and the Existing FF&E in their existing “as-is” condition. Unless Tenant shall have notified Landlord of any deficiencies within five (5) business days after delivery of the Premises, Tenant shall, by entering into and occupying the Premises, be deemed to have accepted the Premises and to have acknowledged that the same are in good order, condition and repair. Upon the Commencement Date, Tenant shall execute and deliver to Landlord the Acceptance Form attached hereto as Exhibit C.

4. TERM

4.1. Term. The Premises are leased for a term (the “Term”) commencing on the Commencement Date and expiring on the Expiration Date. Landlord will deliver the Premises to Tenant on or before the Scheduled Date for Delivery of the Premises for the limited purpose of construction of the Tenant Improvement Work described in Section 9.2. Tenant’s entry into the Premises prior to the Commencement Date for such limited purpose shall be subject to all of the terms and conditions of this Lease, except payment of Rent. The Term shall end on the Expiration Date, subject to earlier termination or renewal as set forth herein. The date upon which this Lease actually terminates, whether by expiration of the Term or earlier termination pursuant to the terms of this Lease, is sometimes referred to in this Lease as the “Termination Date”. At any time following the Commencement Date, Landlord shall have the right to specify in a written notice to Tenant, substantially in the form of Exhibit D, the actual Commencement Date and Expiration Date of this Lease. Such notice shall be delivered promptly after all of the information set forth in the notice has been determined; provided that Landlord’s failure to do so shall not in any way affect either party’s rights or obligations under this Lease.

4.2. Failure to Deliver Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or prior to the Scheduled Date for Delivery of the Premises, then the validity of this Lease and the obligations of Tenant under this Lease shall not be affected and Tenant shall have no claim against Landlord arising out of Landlord’s failure to deliver possession of the Premises on the Scheduled Date for Delivery of the Premises. Tenant shall not, however, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant, and any period of rent abatement that Tenant would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Tenant would otherwise have enjoyed under the terms hereof. If possession is not delivered to Tenant within sixty (60) days after the Scheduled Date for Delivery of the Premises, Tenant may, at its option, by notice in writing to Landlord within ten (10) days after the end of said sixty (60) day period, cancel this

Lease, in which event the parties shall be discharged from all obligations hereunder, except that Landlord shall promptly return to Tenant the Letter of Credit.

4.3. Renewal Option. Tenant shall have the option (the “Renewal Option”) to extend the Term of the Lease for the entire Premises then being leased to Tenant. The Renewal Option shall be for a term of one (1) year (the “Renewal Term”). The Renewal Term shall commence on the day after the Expiration Date. The Renewal Option shall be void if a breach of this Lease by Tenant exists, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than nine (9) months prior to the expiration of the Term. The Renewal Term shall be upon the same terms and conditions as the original Term, except that (a) the Base Rent shall be equal to the Prevailing Market Rent as of the commencement of the Renewal Term, as determined pursuant to Exhibit E, (b) Tenant shall not be entitled to any tenant improvement allowance during the Renewal Term; and (c) from and after the exercise of the Renewal Option, (i) all references to “Expiration Date” shall be deemed to refer to the last day of the Renewal Term, and (ii) all references to “Term” shall be deemed to include the Renewal Term. The Renewal Option is personal to Tenant and shall be inapplicable and null and void if Tenant assigns its interest under this Lease, except for a Permitted Transfer.

4.4. Termination Right. Notwithstanding any other provision of this Lease to the contrary, at any time following the expiration of the fifteenth (15th) month of the Term, either Landlord or Tenant shall have the right to terminate this Lease (the “Termination Right”) effective as of a date that is at least twenty-four (24) months after the Commencement Date by giving no less than nine (9) months prior written notice to the other party. The party exercising the Termination Right shall be referred to as the “Terminating Party”. If Landlord is the Terminating Party, then Tenant shall be entitled to receive a termination fee from Landlord equal to three (3) months of Base Rent as, which termination fee shall be credited against the Base Rent owing for the last (3) months prior to the early termination date. If Tenant is the Terminating Party, Tenant shall pay a termination fee to Landlord within five (5) days of delivering its termination notice, in an amount equal to Landlord’s aggregate unamortized leasing costs in connection with this Lease, as reasonably determined by Landlord and supported by documentation, including without limitation, brokers’ fees, any free rent, and the Tenant Improvement Allowance.

5. RENT

5.1. Base Rent. Base Rent for the first month of the Term shall be abated. Therefore, commencing upon the date that is thirty (30) days following the Commencement Date, and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in Article 1 on or before the first day of each month, in advance, at the address specified for Landlord in Article 1, or at such other place as Landlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as otherwise expressly provided in this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for any fractional month will be prorated on the basis of the actual number of days in such month. The Rentable Area of the Premises shall be conclusively presumed to be as stated in Article 1, and shall not be subject to adjustment by either Landlord or Tenant during the Term.

5.2. Rent Adjustment. On the first (1st) anniversary of the Commencement Date and every anniversary thereafter (each an “Adjustment Date”), the Base Rent shall be increased by an amount equal to four percent (4%) of the Base Rent for the immediately preceding 12-month period.

5.3. Management Fee. [Intentionally deleted].

5.4. Additional Rent. All sums due from Tenant to Landlord or to any third party under the terms of this Lease (other than Base Rent) shall be additional rent (“Additional Rent”), including without limitation charges for Common Area Operating Expenses and Building Operating Expenses (described in Article 7) and all sums incurred by Landlord due to Tenant’s failure to perform its obligations under this Lease. All Additional Rent that is payable to Landlord shall be paid at the time and place that Base Rent is paid. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent and Additional Rent are sometimes referred to in this Lease as “Rent”.

5.5. Late Payment. Any unpaid Rent shall bear interest from the date due until paid at the lesser of (i) the reference rate, or succeeding similar index, announced from time to time by the Wells Fargo Bank’s Palo Alto office, plus three percent (3%) per annum, or (ii) the maximum rate of interest permitted by law (the “Interest Rate”). In addition, Tenant recognizes that late payment of any Rent will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Rent within five (5) days after Landlord’s written notice of Tenant’s failure to pay, an additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. The foregoing notwithstanding, Landlord shall be required to deliver notice of failure to pay any regularly scheduled payment of Rent (e.g., Base Rent or Operating Expenses) only one time during the Term; in the event of any subsequent failure to pay any regularly scheduled payment of Rent when due, the late charge shall become due and payable, without notice, five (5) days after the due date of such payment. Tenant agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late charges on overdue Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided in this Lease and by law for nonpayment of Rent.

5.6. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord the Security Deposit described in Article 1 in the form of cash or a letter of credit and payable upon any breach of this Lease by Tenant. On the first anniversary of the Commencement Date, and provided that no breach of this Lease by Tenant has occurred prior to such date, the amount of the Security Deposit shall be reduced to the sum of $57,967.

(a) The Security Deposit shall be held by Landlord as security for the faithful performance of this Lease by Tenant of all of the terms, covenants and conditions of this Lease. If there is breach by Tenant with respect to any provisions of this Lease (including but not limited to the payment of Rent); if Tenant files a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver of itself or the Premises, or if a court of competent jurisdiction enters an order or judgment appointing a receiver of Tenant or the Premises; or if a court of competent jurisdiction enters an order or judgment approving a petition filed against Tenant under any bankruptcy, insolvency or liquidation law, then in any such case Landlord may, without waiving any of Landlord’s other rights or remedies under this Lease, apply the Security Deposit in whole or in part to remedy any failure by Tenant to pay any sums due under this Lease, to repair or maintain the Premises, to perform any other terms, covenants or conditions contained in this Lease, to compensate Landlord for any loss or damages which Landlord may suffer as a result thereof, including without limitation any lost rent to which Landlord is entitled in the event the Lease terminates or is rejected as a result of any of the foregoing. Should Landlord so apply any portion of the Security Deposit, Tenant shall replenish the Security Deposit to the original amount within ten (10) days after written demand by Landlord. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.

(b) Letter of Credit. If Tenant elects to use a letter of credit (the “Letter of Credit”) as the Security Deposit, the Letter of Credit shall be issued by a money-center bank (a solvent, nationally recognized bank with a long term rating of BBS, or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, which accepts deposits, maintains accounts, has a local California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (the “L-C Bank”), and which Letter of Credit shall be in the form of Exhibit G attached hereto. The L-C Bank shall have a local Santa Clara County office that will negotiate the Letter of Credit, or if no local office then the Letter of Credit shall provide for draws by Landlord upon delivery of the written draw request by courier or by fax (to be confirmed by telephone and with original to follow within three (3) business days) and payment to be made by wire transfer to Landlord’s account as directed by Landlord upon receipt of the original or fax request. The Letter of Credit shall by its terms expire not less than one (1) year from the date issued, and shall provide for automatic one (1) year extensions unless Landlord is notified in writing not less than ninety (90) days prior to such expiration from the L-C Bank that the Letter of Credit will not be extended. In any event, unless Tenant deposits with Landlord a comparable cash Security Deposit or a replacement Letter of Credit, said Letter of Credit shall be renewed by Tenant for successive periods of not less than one (1) year throughout the Term. The Letter of Credit shall be maintained in effect, whether through renewal or extension, for the period form the Lease Commencement Date and continuing until the date that is thirty (30) days after the expiration of the Lease Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days before the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord. Tenant’s failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than thirty (30) days prior to expiration of the Letter of Credit) and maintain the Letter of Credit, shall be a breach of this Lease by Tenant and shall entitle Landlord to draw upon the Letter of Credit. The Letter of Credit shall be (a) “callable” at sight, (b) be fully assignable by Landlord, and (c) permit partial draws and multiple presentations and drawings. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining, renewing and extending the Letter of Credit. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

(c) Application of Letter of Credit. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Letter of Credit is drawn upon, Tenant shall, within ten (10) days after written demand therefor from Landlord, reinstate the Letter of Credit to the amount then required under this

Lease, and Tenant’s failure to do so shall be an incurable default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit. Tenant shall pay all costs associated with the transfer or re-issuance of the Letter of Credit due to Landlord’s transfer or assignment. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit to such transferee or mortgagee. If there is not then a breach by Tenant under this Lease, the Letter of Credit shall be returned to Tenant within sixty (60) days following the expiration of the Lease Term; provided, however, that to the extent Landlord has assigned the Letter of Credit, Landlord shall use its commercially reasonable efforts to cooperate with Tenant to have the same timely returned to Tenant; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Tenant acknowledges that Landlord may use all or any part of the Letter of Credit or the proceeds thereof to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

6. USE OF PREMISES AND CONDUCT OF BUSINESS

6.1. Permitted Use. Tenant may use and occupy the Premises during the Term solely for the uses specified and permitted in Article 1 and for no other purpose without the prior written consent of Landlord, such consent to be granted or withheld in Landlord’s sole and unfettered discretion. Tenant’s use of the Project shall in all respects comply with all Applicable Laws (as defined in Section 11.1).

6.2. Prohibited Uses. Tenant shall not use the Premises or allow the Premises to be used for any illegal or improper purpose, or so as to create waste, or constitute a private or public nuisance. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any Hazardous Material in the drainage system of the Premises, or overload existing electrical or other mechanical systems. Tenant shall not use any machinery or equipment which causes any substantial noise or vibration. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Common Area unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. No explosives or firearms shall be brought into the Premises.

7. OPERATING EXPENSES

7.1. Net Lease. This Lease is intended to be a net lease, and the Base Rent and all Additional Rent are to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership, operation and maintenance of the Project, except as specifically provided in this Lease. The provisions of this Article 7 for the payment of Common Area and Building Operating Expenses are intended to pass on to Tenant Tenant’s share of all such costs and expenses that are incurred by Landlord in connection with the ownership, operation and maintenance of the Project.

7.2. Defined Terms.

(a) “Common Area Operating Expenses” means the total of all costs and expenses paid or incurred by Landlord (whether directly or pursuant to the CC&R’s) in connection with the operation, maintenance, ownership and repair and replacement of the Common Area, and the performance of Landlord’s obligations under Section 8.1 with respect to the Common Area (whether by Landlord or pursuant to the CC&R’s). Without limiting the generality of the foregoing, and subject to the exclusions listed in Section 7.2(c) below, Common Area Operating Expenses include all costs of and expenses for:

(i) maintenance and repairs of the Common Area;

(ii) resurfacing, resealing, remarking, painting, repainting, striping or restriping the Parking Area;

(iii) maintenance, repair and replacement of sidewalks, curbs, paving, walkways, Project signs, landscaping, planting and irrigation systems, trash facilities, loading and delivery areas, lighting, drainage and common utility facilities, directional or other signs, markers and bumpers, and any improvements, fixtures, equipment and personal property located on the Common Area;

(iv) the charges of all independent contractors retained for the maintenance, repair, management and/or supervision of the Project, and of any security personnel retained in connection with the operation and maintenance of the Common Area (although Landlord shall not be required to obtain security services);

(v) premiums for all insurance on the Common Area, or any portion thereof or interest therein;

(vi) all personal property or real property taxes and assessments levied or assessed on the Project, or any portion thereof or interest therein, including without limitation Tenant’s Project Share of the Real Property Taxes for the Project, if applicable, but excluding personal property taxes or assessments attributable to personal property to the extent not used in connection with the management, operation, maintenance, repair of the Project;

(vii) cleaning, collection, storage and removal of trash, rubbish, dirt and debris, and sweeping and cleaning the Common Area;

(viii) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Project (provided that any reduction in previously paid Real Property Taxes shall result in a credit to Common Area Operating Expenses to those tenants who had paid the refunded amount, on a pro rata basis);

(ix) the cost of contesting the validity or applicability of any governmental enactments that may affect Common Area Operating Expenses, including, without limitation, the reasonable costs of audits by certified public accountants of Common Area Operating Expense records;

(x) all costs and expenses incurred in performing Landlord’s obligations under Section 8.1 with respect to the Common Area;

(xi) all capital improvements made in connection with the operation, maintenance and repair of the Project, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question on a straight-line basis and included in Common Area Operating Expenses for each year over which such costs are amortized;

(xii) any other cost or expense which this Lease expressly characterizes as a Common Area Operating Expense;

(xiii) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance, repair and replacement of the Project, including without limitation a reasonable management fee or administrative fee not to exceed three percent (3%) of gross revenues;

(xiv) any and all payments due and owing on behalf of the Project or any portion thereof with respect to the CC&R’s, including without limitation any and all assessments and association dues; and

(xv) all costs and expenses of providing, creating, maintaining, repairing, managing, operating, and supervising a fitness center servicing the Project, which may include without limitation fair market rent subsidies granted and fair market rent charged for the space occupied by such amenity (such fitness center may be located on property adjacent to the Project within the Midpoint Technology Park).

(b) “Building Operating Expenses” means the total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership and repair and replacement of the Building, and the performance of Landlord’s obligations with respect to the Building under Section 8.1. Without limiting the generality of the foregoing, and subject to the exclusions listed in Section 7.2(c) below, Building Operating Expenses include all costs of and expenses for:

(i) all personal property or real property taxes and assessments levied or assessed on the Building or any portion thereof or interest therein, including without limitation Tenant’s Building Share of the Real Property Taxes for the Building, if applicable, but excluding personal property taxes or assessments attributable to personal property not used primarily in connection with the management, operation, maintenance, repair of the Building;

(ii) repair, maintenance, replacement and supply of air conditioning, electricity, steam, water, heating, ventilating, mechanical, escalator and elevator systems, sanitary and storm drainage systems and all other utilities and mechanical systems (the “Building Systems”);

(iii) repair, maintenance and replacement of any security systems and fire protection systems installed in the Building;

(iv) all costs and expenses incurred in performing Landlord’s obligations under Section 8.1 with respect to the Building, including without limitation the structural portions of the Building, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, Building standard stairwells (but not interior stairs or stairwells installed by the Tenant or any former tenant) and elevators (collectively, the “Building Structure”);

(v) all capital improvements required to be made in connection with the operation, maintenance and repair of the Building; provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question on a straight-line basis and included in Building Operating Expenses for each year over which such costs are amortized;

(vi) general maintenance, janitorial services, trash removal, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith;

(vii) all premiums and costs for insurance carried by Landlord on the Building, or in connection with the use or occupancy thereof (including all amounts paid as a result of loss sustained that would be covered by such policies but for deductibles or self-insurance provisions), including, but not limited to, the premiums and costs of fire and extended coverage, earthquake, vandalism and malicious mischief, public liability and property damage, worker’s compensation insurance, rental income insurance and any other insurance commonly carried by prudent owners of comparable buildings, provided, however, that the Landlord may, but shall not be obligated to carry earthquake insurance;

(viii) wages, salaries, payroll taxes and other labor costs and employee benefits for all persons engaged in the operation, management, maintenance and security of the Building, including a reasonable management fee or administrative fee not to exceed three percent (3%) of gross revenues (without duplication of fees charged under Common Area Operating Expenses);

(ix) fees, charges and other costs of all independent contractors engaged by Landlord;

(x) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Project;

(xi) license, permit and inspection fees;

(xii) the cost of any transit services or traffic mitigation programs that Landlord implements in the Midpoint Technology Park, including without limitation charges for service and surcharges imposed directly or indirectly on the Project by any governmental agencies on or with respect to transit (including transit services which may be provided in the future to occupants of the Midpoint Technology Park) or automobile usage or parking facilities (collectively, “Transit Fees”). The share of Transit Fees allocated to the Building shall be assessed pro rata and on a non-discriminatory basis, and shall be based on a reasonable standard applied to all tenants of the Project in a non-discriminatory manner by Landlord (for example, based on the rentable area of the Building as compared to the total rentable area of the Midpoint Technology Park (or the area being served by the service, if less than the entire Stanford Research Park), or based on the average employee headcount in the Building as compared to the overall employee density of the Stanford Research Park);

(xiii) the cost of supplies, tools, machines, materials and equipment to the extent used in the operation and maintenance of the Building;

(xiv) the cost of contesting the validity or applicability of any governmental enactments that may materially increase Building Operating Expenses, including, without limitation, the reasonable costs of audits by certified public accountants of Building Operating Expense records; and

(xv) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance, repair and replacement of the Project, unless such expense that under generally accepted accounting principles and practices consistently applied would not be considered a normal maintenance or operating expense.

(c) Notwithstanding anything in this Lease to the contrary, neither Common Area Operating Expenses nor Building Operating Expenses shall include any of the following:

(i) costs of alterations of the premises of tenants of the Project,

(ii) depreciation charges,

(iii) loan fees, interest and principal payments or like carrying costs on loans,

(iv) ground rental payments,

(v) real estate brokerage and leasing commissions,

(vi) advertising and marketing expenses,

(vii) costs reimbursed by insurance proceeds (excluding deductible amounts),

(viii) attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project,

(ix) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building or Project,

(x) costs incurred due to violations by any tenant in the Project, of the terms and conditions of any lease,

(xi) penalties and interest for late payment of any obligation of Landlord,

(xii) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses,

(xiii) costs of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant,

(xiv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Project,

(xv) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis,

(xvi) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord,

(xvii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority or the CC&Rs, this Lease or any other lease in the Project, or due to Landlord’s negligence or willful misconduct,

(xviii) costs incurred in connection with the investigation, remediation or removal of Hazardous Materials,

(xix) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith),

(xx) wages, salaries, or other compensation paid to any executive employees above the grade of building manager (provided that the cost of accounting personnel may be included in proportion to the amount of time spent on the Project or Building),

(xxi) other expense that under generally accepted accounting principles and practices consistently applied would not be considered a normal maintenance or operating expense (subject to inclusion of capital expenditures on an amortized basis as provided above).

(d) “Real Property Taxes” as used in this Lease include any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease, (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises whether or not now customary or within the contemplation of the parties; (v) attributable to the value of any improvements or personal property; or (vi) surcharged against the Parking Area. To the extent that Landlord receives during any calendar year any rebate or refund of Real Properly Taxes assessed against the Project, the Real Property Taxes for such year shall be reduced by the amount of such rebate or refund received by Landlord. Notwithstanding the foregoing, Real Property Taxes shall not include any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building or the Project).

(e) “Operating Expenses” means, collectively, Common Area Operating Expenses and Building Operating Expenses. Allowable items of Operating Expenses shall be treated as capital items or expenses in a manner consistent with generally accepted accounting principles. The cost of capital items, together with interest at the Interest Rate, shall be amortized over the useful life of the item in question on a straight-line basis and included in Operating Expenses for each year over which such costs are amortized. There shall be no duplication of charges between Common Area Operating Expenses and Building Operating Expenses.

7.3. Payment of Operating Expenses.

(a) Estimated Payments. Commencing on the Commencement Date and continuing throughout the entire Term, Tenant shall pay Tenant’s Project Share of all Common Area Operating Expenses and Tenant’s Building Share of all Building Operating Expenses paid or payable by Landlord in each year. Before commencement of the Term and during December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of amounts payable hereunder for the ensuing calendar year. Such notice shall show in reasonable detail the basis on which the estimate was determined. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth ( 1/12th) of such estimated amounts, provided that if such notice Is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable hereunder for the current calendar year will vary from its then current estimate by more than five percent (5%), Landlord shall by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate.

(b) Adjustment. Within ninety (90) days after the close of each calendar year (or as soon after such 90-day period as reasonably practicable), Landlord shall deliver to Tenant a reasonably detailed statement of Operating Expenses for such calendar year (the “Annual Statement”). If the Annual Statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Tenant may offset such overpayment against Rent due or remaining due under this Lease, or if no Rent remains due, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If the Annual Statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(c) Last Year. If this Lease shall terminate on a day other than the last day of a calendar year, the adjustment in Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and Including such termination date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.5(b) to be performed after such termination.

7.4. Tenant’s Audit Rights. Each statement of Operating Expenses delivered by Landlord shall be conclusive and binding upon Tenant unless, within ninety (90) days after receipt thereof, Tenant shall give Landlord notice that Tenant disputes the correctness of Landlord’s Operating Expense statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall not have the right to withhold payment of Operating Expenses in the event of a dispute. Landlord shall maintain books and records appropriate for the computation and verification of Operating Expenses and shall permit Tenant’s accountants, consultants and/or employees to examine Landlord’s books and records, during Landlord’s regular business hours at Landlord’s place of business and with at least ten (10) days prior written notice, in order to verify the accuracy of the relevant Operating Expense statement. If it shall be finally determined by an independent accountant engaged by Tenant and reasonably approved by Landlord that Landlord’s Operating Expense statement was incorrect or commercially unreasonable, then either (a) Landlord shall at its election reimburse Tenant for any overpayment or credit the amount of such overpayment against the next monthly installment of Operating Expenses payable under this Lease, or (b) Tenant shall within twenty (20) days after such determination pay any amounts due to Landlord. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord’s determination of Operating Expenses was overstated by more than five percent (5%), Landlord shall pay the cost of such audit.

7.5. Utility Costs. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pick-up, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utility, material or service is not separately charged or metered to any portion of the Premises, Tenant shall pay to Landlord, within ten (10) days after written demand therefor, Tenant’s pro rata share of the total cost thereof as reasonably determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the negligence or willful misconduct of Landlord.

8. REPAIRS, MAINTENANCE AND SERVICES

8.1. Landlord’s Obligations. Except as specifically provided in this Lease, Landlord shall not be required to furnish any services, facilities or utilities to the Premises or to Tenant, and Tenant assumes full responsibility for obtaining and paying for all services, facilities and utilities to the Premises. Landlord will repair, replace and maintain the Common Area, the Building Systems and the Building Structure, unless Tenant has assumed responsibility for such services. Landlord shall also provide the Premises with interior and exterior window washing services and five (5) day per week janitorial service and shall provide the Common Areas with landscaping services; provided, however, that Tenant shall have the right to assume responsibility for providing janitorial services at the Premises (and if Tenant does so, it shall not pay the cost of janitorial service at the Premises as part of Building Operating Expenses). All window washing and janitorial services, whether provided by Landlord or Tenant, must meet the standards commensurate with Class A office buildings located in the Midpoint Technology Park in Redwood City. Tenant shall notify Landlord in writing when it becomes aware of the need for any repair, replacement or maintenance which is Landlord’s responsibility under this Section of which it becomes aware. The costs of such repair, replacement and maintenance shall be included in Common Area Operating Expenses to the extent provided in Article 7; provided that, subject to Section 13.6, Tenant shall reimburse Landlord in full and within twenty (20) business days after written demand for the cost of any repair to the Project, Building Structure or Building Systems which is attributable to misuse by Tenant or Tenant’s Agents. The reimbursement shall be Additional Rent. Tenant hereby waives and releases any right it may have under any law, statute or ordinance now or hereafter in effect to make any repairs which are Landlord’s obligation under this Section.

8.2. Tenant’s Obligations. Except as provided in Section 8.1, Tenant assumes full responsibility for the repair, replacement and maintenance of the Premises, including, without limitation, all mechanical and other systems and equipment installed in the Premises by Tenant in connection with its use and occupancy of the Premises as permitted by this Lease (“Tenant Systems”). Tenant shall take good care of the Premises and the Tenant Systems and keep the Premises and the Tenant Systems in good working order and in a clean, safe and sanitary condition. All repairs and replacements by Tenant for which Tenant is responsible are collectively referred to as the “Tenant Obligations” and shall be made and performed: (a) at Tenant’s cost and expense, and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord in accordance with Section 9.3(a), (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not impair the operation of or damage the Building Systems, and (e) in accordance with Article 9 (if applicable), and all Applicable Laws. Tenant shall cooperate fully and in good faith with Landlord and Landlord’s property manager in the performance of all such repairs and replacements by Tenant, and shall perform all such work and activities diligently and expeditiously to completion, and in a manner consistent with Class A office buildings located in the Midpoint Technology Park in Redwood City. Tenant shall reimburse Landlord within ten (10) days after written demand as Additional Rent for any out-of-pocket expenses incurred by Landlord in connection with any repairs or replacements required to be made by Tenant, including, without limitation, any reasonable fees charged by Landlord’s contractors to review plans and specifications prepared by Tenant.

8.3. Security. Tenant shall be solely responsible for the security of the Premises and Tenant’s Agents while in or about the Premises. Any security services provided to the Project by Landlord shall be at Landlord’s sole discretion and Landlord shall not be liable to Tenant or Tenant’s Agents for any failure to provide security services or any loss, injury or damage suffered as a result of a failure to provide security services. Notwithstanding the foregoing, Tenant shall be permitted to install a card key access system or other security system. Such system shall be installed in compliance with the requirements of Section 9 and shall be compatible with and not interfere with the operation of the Building’s security system and Landlord’s rights of access as provided herein. Tenant shall promptly repair at Tenant’s cost any damage caused in connection with installation of Tenant’s security system.

8.4. Landlord’s Right To Cure Defaults. In the event Tenant fails to perform or adequately perform any of Tenant’s Obligations and Landlord reasonably determines that such failure may disturb or interfere with the quiet enjoyment by other tenants of their premises in the Building or Project or may affect the Building Systems, exterior or structure of the Building or the Common Area, then Landlord, in its sole and absolute discretion, and upon fifteen (15) days written notice to Tenant, may terminate Tenant’s right to perform such Tenant’s Obligations, and Landlord shall then assume for itself or assign to Landlord’s property manager all responsibility for the performance of all such Tenant’s Obligations for the remainder of the Term, the cost of which shall be charged to Tenant as Additional Rent.

8.5. Special Services. If Tenant requests any services from Landlord other than those for which Landlord is obligated under this Lease, Tenant shall make its request in writing and Landlord may elect in its sole discretion whether to provide the requested services. If Landlord provides any special services to Tenant, Landlord shall charge Tenant for such services at the prevailing rate being charged for such services by other property owners and property managers of comparable buildings in the area of the Project, and Tenant shall pay the cost of such services as Additional Rent within fifteen (15) business days after receipt of Landlord’s invoice, provided that Tenant received prior notification of the charge for such service.

9. INITIAL IMPROVEMENT WORK; ALTERATIONS

9.1. Tenant Improvements. Tenant shall be responsible for the design and construction at its sole cost and expense of all initial improvements to the Premises (the “Tenant improvement Work”), which shall be constructed in a first class manner and in compliance with all Applicable Laws, including obtaining all required governmental permits and approvals. Notwithstanding the foregoing, Tenant shall be entitled to receive from Landlord a tenant improvement allowance up to the amount set forth in Article 1 (the “Tenant Improvement Allowance”) to reimburse Tenant for its actual out-of-pocket expenses incurred in connection with the construction costs of the Tenant improvement Work, including architect’s fees, design fees and fees for permits or governmental approvals. Landlord shall have no obligation to pay Tenant any portion of the Tenant Improvement Allowance until thirty (30) days following the date Tenant has delivered to Landlord the following: (a) copies of paid invoices with sufficient detail reasonably satisfactory to Landlord; (b) an executed unconditional lien release and waiver from each of Tenant’s contractor and subcontractors performing the Tenant Improvement Work certifying receipt of final payment in recordable form in accordance with California Civil Code Section 3262(d)(4); and (c) such other documents and information with respect to the Tenant Improvement Work as may be reasonably required by Landlord. The Tenant improvement Allowance may not be applied to the cost of any personal property. Without limiting any other provision of this Lease, all of the provisions of this Article 9 and of Article 10 (Liens) shall apply to the Tenant Improvement Work. Tenant shall also be responsible for securing Certificates of Occupancy from the City of Redwood City with respect to the Premises within sixty (60) days after the completion of the Tenant improvement Work.

9.2. Alterations by Tenant. After completion of the Tenant Improvement Work, Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (collectively, “Alterations”) in or to the Premises or the Building without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Tenant’s request for consent shall include copies of plans and specifications for the proposed Alterations or Tenant Improvement Work. Landlord shall have the right to engage a structural engineer, electrical engineer or any other consultant reasonably required for review of the plans and specifications. Landlord shall respond to any request by Tenant to make any Alteration within ten (10) business days after receipt of such request for consent from Tenant. Notwithstanding the foregoing, Landlord’s consent shall not be required (a) in the case of interior, cosmetic non-structural Alterations that do not require a permit, or affect the Building Systems, or affect the entryways or elevators or any other premises in the Building, or (b) in the case of other Alterations that do not exceed a total price of Fifteen Thousand Dollars ($15,000) per project and do not affect the Building Systems or the structural integrity of the Building. All Alterations shall be done at Tenant’s sole cost and expense, including without limitation the cost and expense of obtaining all permits and approvals required for any Alterations. Tenant shall reimburse Landlord within ten (10) days after written demand as Additional Rent for any out-of-pocket expenses incurred by Landlord in connection with the Tenant Improvement Work and Alterations elected to be made and/or any repairs or replacements required to be made by Tenant, including, without limitation, any reasonable fees charged by Landlord’s contractors and/or consultants to review plans and specifications prepared by Tenant.

9.3. Project Requirements. The following provisions of this Section 9.3 shall apply to the Tenant Improvement Work and all Alterations, whether or not requiring Landlord’s approval (unless otherwise noted):

(a) Prior to entering into a contract for the Tenant Improvement Work or Alterations requiring Landlord’s approval, Tenant shall obtain Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the identity of each of the design architect and the general contractor. Landlord hereby approves the construction of Tenant’s initial Tenant Improvement Work, as described in Exhibit H attached hereto, including without limitation, the installation of additional skylights, provided that Landlord shall have the right to review and approve the plans and specifications for such Tenant Improvement Work prior to commencement of the work and such Tenant Improvement Work shall comply with the remaining requirements set forth in Sections 9.2, this Section 9.3 and Section 29.21.

(b) Before commencing the construction of any Alterations, Tenant shall procure or cause to be procured the insurance coverage described below and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section and of Section 13.2.

(i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Section 13.2, comprehensive “all risk” builder’s risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors’, subcontractors’ and construction managers’ tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of Alterations.

(ii) Commercial general liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Section 13.2, including insurance for completed operations, elevators, owner’s, construction manager’s and contractor’s protective liability, products completed operations for one (1) year after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects, but in any event not less than Three Million Dollars ($3,000,000) combined single limit, which policy shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability, and automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

(iii) Workers’ Compensation Insurance approved by the State of California, in the amounts and coverages required under workers’ compensation, disability and similar employee benefit laws applicable to the Premises, and Employer’s Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

(c) All construction and other work in connection with any Alterations shall be done at Tenant’s sole cost and expense and in a prudent and first class manner. Tenant shall obtain all required governmental permits and approvals for the Alterations and shall construct the Alterations in accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 9 and all other provisions of this Lease.

(d) Prior to the commencement of any Alteration in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises and to record in the public records a notice of Landlord’s nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such Alteration in order that Landlord shall have sufficient time to post such notice.

(e) Tenant shall take all necessary safety precautions during any construction.

(f) Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction of the Alterations, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times and upon reasonable notice. Within sixty (60) days after the Tenant Improvement Work with respect to the Premises has been substantially completed. Tenant shall, at its cost, make a copy of the as-built drawings and annotated plans and specifications and deliver the same to Landlord. This Section 9.3(f) shall not apply to the cosmetic alterations described in Section 9.2(a).

(g) Upon completion of the construction of any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).

9.4. Ownership of Improvements. Except as provided in Section 9.5, all Tenant Improvement Work, Alterations, and any other appurtenances, fixtures, improvements, equipment, additions and property permanently attached to or installed in the Premises at the commencement of or during the Term, shall at the end of the Term become Landlord’s property without compensation to Tenant, or be removed in accordance with this Section. Tenant shall not be required to remove its initial Tenant Improvement Work. Upon written request by Tenant, Landlord shall notify Tenant in writing at the time of Landlord’s approval of the Tenant any Alterations whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Term and Tenant shall have no obligation to remove any Alterations that Landlord has not designated in writing for removal. Tenant shall repair or pay the cost of repairing any damage to the Project caused by the removal of Alterations. If Tenant fails to perform its repair obligations, without limiting any other right or remedy, Landlord may on five (5) business days prior written notice to Tenant perform such obligations at Tenant’s expense and Tenant shall reimburse Landlord within twenty (20) days after demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such repair. Tenant’s obligations under this Section shall survive the termination of this Lease.

9.5. Tenant’s Personal Property. All furniture, trade fixtures, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant (except for ceiling and related fixtures, HVAC equipment and floor coverings, which shall become the property of Landlord at the end of the Term), and which can be removed without structural or other material damage to the Project (collectively, “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by it at any time during the Term. Tenant shall remove from the Premises all Tenant’s Property on or before the Termination Date, except such items as the parties have agreed pursuant to the provisions of this Lease or by separate agreement are to remain and to become the property of Landlord. Tenant shall repair or pay the cost of repairing any damage to the Project resulting from such removal, and the provisions of Section 9.4 above shall apply in the event Tenant fails to do so. Any items of Tenant’s Property which remain in the Premises after the Termination Date may, on five (5) business days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit. Notwithstanding the foregoing, Tenant shall not remove the Existing FF&E unless required by Landlord.

10. LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within ten (10) days following notice of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand with interest from the date incurred at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Project from mechanics’ and materialmen’s liens, as more specifically provided in Section 9.3(d).

11. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

11.1. Applicable Laws. Tenant, at Tenant’s cost and expense, shall comply with all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Premises or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted (collectively, “Applicable Laws”). Without limiting the foregoing, Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing barriers and providing alternative services) as shall be required to comply with all applicable building codes, laws and ordinances relating to public accommodations, including the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12111 et seq. (the “ADA”), and the ADA Accessibility Guidelines promulgated by the Architectural and Transportation Barriers Compliance Board, the public accommodations title of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000a et. Seq., the Architectural Barriers Act of 1968, 42 U.S.C. §§ 4151 et. seq., as amended, Title V of the Rehabilitation Act of 1973, 29 U.S.C. §§ 790 et. seq., the Minimum Guidelines and Requirements for Accessible Design, 36 C.F.R. Part 1190, the Uniform Federal Accessibility Standards, and Title 24 of the California Code of Regulations, as the same may be amended from time to time, or any similar or successor laws, ordinances and regulations, now or hereafter adopted. Tenant’s liability shall be primary and Tenant shall indemnify Landlord in accordance with Section 13.1 in the event of any failure or alleged failure of Tenant to comply with Applicable Laws. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Section shall be made in conformity with and subject to the provisions of Article 9. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be liable or responsible for any violations of or non-compliance with any Applicable Laws if such violations or non-compliance exist on the Commencement Date, except to the extent Tenant’s improvements and alterations trigger the need for compliance.

11.2. Insurance Requirements. Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Project or any property located therein (unless Tenant pays for such increased costs), or (b) result in a refusal by fire insurance companies of good standing to insure the Project or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

12. HAZARDOUS MATERIALS

12.1. Definitions. As used in this Lease, the following terms shall have the following meanings:

(a) “Environmental Activity” means any use, treatment, keeping, storage, holding, release, emission, discharge, manufacturing, generation, processing, abatement, removal, disposition, handling, transportation, deposit, leaking, spilling, injecting, dumping or disposing of any Hazardous Materials from, into, on or under the Project, and shall include the exacerbation of any pre-existing contamination by Tenant or any of Tenant’s Agents.

(b) “Environmental Laws” mean all Applicable Laws, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Project, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted and published and/or promulgated pursuant thereto.

(c) “Hazardous Material” means any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. Hazardous Materials shall include, without limitation, petroleum hydrocarbons, including MTBE, crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane, lead, urea, formaldehyde foam insulation, microbial matter (including mold) and all substances which now or in the future may be defined in any Environmental Laws as “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “hazardous materials,” “toxic substances,” “infectious wastes,” “biohazardous wastes,” “medical wastes,” “radioactive wastes” or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.

(d) “Tenant’s Hazardous Materials” means any Hazardous Materials resulting from the Environmental Activity by Tenant or any of Tenant’s Agents.

12.2. Environmental Release. Landlord hereby Informs Tenant that detectable amounts of Hazardous Materials may have come to be located on, beneath and/or in the vicinity of the Premises. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Project. Landlord makes no representation or warranty with regard to the environmental condition of the Project. Tenant hereby releases Landlord and Landlord’s officers, directors, trustees, agents and employees from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant or any of Tenant’s Agents may have, claim to have, or which may hereafter accrue against the released parties or any of them, arising out of or relating to or in any way connected with Hazardous Materials presently in, on or under, or now or hereafter emanating from or migrating onto the Project. In connection with such release,

Tenant hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

12.3. Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be used, stored, discharged, released or disposed of in the Premises or cause any Hazardous Materials to be used, stored, discharged, released or disposed of in, from, under or about, the Project, or any other land or improvements in the vicinity of the Project, excepting only the types and minor quantities of Hazardous Materials which are normally used in connection with Tenant’s permitted use of the Premises and then only in strict accordance with all Applicable Laws, including all Environmental Laws. As of the Commencement Date, Tenant shall provide Landlord a complete list of all Hazardous Materials (including MSDS sheets for all such Hazardous Materials) used or stored by Tenant or any of Tenant’s Agents or subtenants at the Premises, excluding standard janitorial and office products. Throughout the Term, Tenant shall continue to update this list so that it remains current. Without limiting the foregoing, Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant’s use of Hazardous Materials at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant’s Hazardous Materials in total conformity with all Environmental Laws and prudent industry practices regarding management of such Hazardous Materials.

12.4. Remediation of Hazardous Materials. Tenant shall, upon demand of Landlord, and at Tenant’s sole cost and expense, promptly take all actions to remediate the Project from the effects of any Tenant’s Hazardous Materials. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Project, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Project. Tenant shall take all actions necessary to remediate the Project from the effects of such Tenant’s Hazardous Materials to a condition allowing unrestricted use of the Project (i.e. to a level that will allow any future use of the Project, including residential, hospital, or day care, without any engineering controls or deed restrictions), notwithstanding any lesser standard of remediation allowable under Applicable Laws. All work shall be performed by one or more contractors selected by Tenant and reasonably approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities and any that are submitted to any governmental entity. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes in accordance with sound engineering practice and in compliance with Applicable Laws, remove all associated equipment, and restore the Project to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation.

12.5. Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord’s trustees, directors, officers, agents and employees and their respective successors and assigns (collectively, “Landlord’s Agents”), free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys’ and consultants’ fees and oversight and response costs) to the extent arising from (a) Environmental Activity by Tenant or Tenant’s Agents; or (b) failure of Tenant or Tenant’s Agents to comply with any Environmental Law with respect to Tenant’s Environmental Activity; or (c) Tenant’s failure to remove Tenant’s Hazardous Materials as required in Section 12.4. Tenant’s obligations hereunder shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by Landlord), even if such claims, suits or proceedings are groundless, false or fraudulent; conducting all negotiations of any description; and promptly paying and discharging when due any and all judgments, penalties, fines or other sums due against or from Landlord or the Premises. Prior to retaining counsel to defend such claims, suits or proceedings, Tenant shall obtain Landlord’s written approval of the identity of such counsel, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant’s failure to surrender the Premises at the expiration or earlier termination of this Lease free of Tenant’s Hazardous Materials prevents Landlord from reletting the Premises, or reduces the fair market and/or rental value of the Premises or any portion thereof, Tenant’s indemnity obligations shall include all losses to Landlord arising therefrom.

12.6. No Lien. Tenant shall not suffer any lien to be recorded against the Project as a consequence of any Tenant’s Hazardous Materials, including any so-called state, federal or local “super fund” lien related to the remediation of any Tenant’s Hazardous Materials in or about the Project.

12.7. Investigation. Landlord shall have the right to enter and conduct an inspection of the Premises or the Project, including invasive tests, at any reasonable time and upon reasonable advance notice, to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Project and the Premises and the activities thereon with Environmental Laws (the “Environmental Investigation”). Landlord shall have the right, but not the obligation, to retain at its expense an independent professional consultant to enter the Project and/or the Premises to conduct such an inspection, and to review any report prepared by or for Tenant concerning such compliance. In the event the Environmental Investigation identifies any deficiencies in the compliance of the Project and/or the Premises with Environmental Laws due to any Environmental Activity by Tenant or Tenant’s Agents, Tenant shall promptly correct any such deficiencies identified in the Environmental Investigation, and document to Landlord that corrective action has been taken. In such event, Tenant shall also reimburse Landlord for the reasonable cost of the Environmental Investigation. If the Environmental Investigation identifies any such deficiency in compliance of the Project and/or the Premises with Environmental Laws due to any Environmental Activity by Tenant or Tenant’s Agents, then, within nine (9) months of the date of the Environmental Investigation, Landlord may request a detailed review of the status of such violation by a consultant selected by Landlord (the “Supplemental Investigation”). Tenant shall pay for the reasonable cost of any Supplemental Investigation. A copy of the Supplemental Investigation shall be promptly supplied to Landlord and Tenant when it becomes available.

12.8. Right to Remediate. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Laws, then Landlord shall have the right, but not the obligation, without limitation of any other rights of Landlord hereunder, upon reasonable notice to Tenant, to enter the Premises personally or through Landlord’s agents, employees and contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth above In this Article 12.

12.9. Notices. Tenant shall immediately notify Landlord of any inquiry, test, claim, investigation or enforcement proceeding by or against Tenant or the Premises or the Project known to Tenant concerning any Hazardous Materials. Tenant shall immediately notify Landlord of any release or discharge of Hazardous Materials on, in under or about the Project known to Tenant. Tenant acknowledges that Landlord, as the owner of the Project, shall have the sole right at its election and at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Tenant’s Hazardous Materials by any applicable governmental authority.

12.10. Surrender. Tenant shall surrender the Project and the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant’s Hazardous Materials in accordance with the provisions of this Article 12.

12.11. Survival; Insurance. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease. The provisions of Article 13 (Insurance) shall not limit in any way Tenant’s obligations under this Article 12.

13. INDEMNITY; INSURANCE

13.1. Indemnity. Subject to Section 13.6 below, Tenant shall indemnify, protect, defend and save and hold Landlord and Landlord’s Agents harmless from and against any and all losses, costs, liabilities, claims, judgments, liens, damages (including consequential damages) and expenses, including, without limitation, reasonable attorneys’ fees and costs (including Landlord’s in-house counsel), and reasonable investigation costs, actually incurred in connection with or arising from; (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Project by Tenant and Tenant’s Agents, (c) the condition of the Premises and any occurrence on the Premises (including injury to or death of any person, or damage to property) from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord, including without limitation the presence of Hazardous Materials on the Premise caused by the negligence or willful misconduct of Landlord, and (d) any acts or omissions or negligence of Tenant or of Tenant’s Agents, in, on or about the Project. In case any action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant’s indemnification obligations under this Section or under Section 12.5, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding by counsel reasonably approved by Landlord. Notwithstanding the foregoing, Landlord may retain its own counsel to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such counsel. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

13.2. Tenant’s Insurance. Tenant shall procure at its sole cost and expense and keep in effect during the Term:

(a) commercial general liability insurance covering Tenant’s operations in the Premises and the use and occupancy of the Premises and the Project and any part thereof by Tenant. Such insurance shall include broad form contractual liability insurance coverage insuring Tenant’s obligations under this Lease. Such coverage shall be written on an “occurrence” form and shall have a minimum combined single limit of liability of not less than three million dollars ($3,000,000.00). Tenant’s policy shall be written to apply to bodily injury, property damage, personal injury and other covered loss (however occasioned) occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available at a commercially reasonable cost: (i) deleting any employee exclusion on personal injury coverage, (ii) providing broad form property damage coverage and products completed operations coverage (where applicable), and (iii) deleting any liquor liability exclusions. Such insurance shall name Landlord and any ground lessor, mortgagee, property manager or other party reasonably designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose in whole or in part during the policy period), and shall provide that Landlord will receive thirty (30) days’ written notice from the insurer prior to any cancellation or material change of coverage;

(b) commercial property insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all the items specified as Tenant’s Property and all other property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in the Premises in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant, and naming Landlord as a loss payee as its interests may appear, all in form reasonably satisfactory to Landlord;

(c) Worker’s Compensation Insurance in the amounts and coverages required under worker’s compensation, disability and similar employee benefit laws applicable to Tenant and/or the Premises from time to time, and Employer’s Liability Insurance, with limits of not less than one million dollars ($1,000,000) or such higher amounts as may be required by law;

(d) business income insurance with extra expense insurance in an amount sufficient to insure payment of Rent for a period of not less than twelve (12) months during any interruption of Tenant’s business by reason of the Premises or Tenant’s Property being damaged by casualty; and

(e) any other form or forms of insurance as Landlord may reasonably require from time to time in amounts and for insurable risks against which a prudent tenant would protect itself to the extent landlords of comparable buildings in the vicinity of the in the Project require their tenants to carry such other form(s) of insurance.

13.3. Landlord’s Insurance. Landlord shall maintain in effect at all times fire and hazard “all risk” insurance covering one hundred percent (100%) of the full replacement cost valuation of the Building, and Landlord’s personal property including its business papers, furniture, fixtures and equipment, which shall include loss of rent coverage (also known as rental income coverage) and shall be subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “all risk” policies carried by landlords of comparable buildings in the vicinity of the Building. Landlord shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance and (b) workers’ compensation insurance, all such insurance being in amounts and with deductibles comparable to the insurance being carried by landlords of other comparable quality office buildings in the vicinity of the Building. Landlord may satisfy all or a portion of its insurance obligations through a program of self-insurance, or by blanket insurance policies covering more than one property; provided however, that if Landlord elects to self-insure, Tenant shall have the same benefits and protections as if Landlord carried insurance with a third party insurance company satisfying the requirements of the Lease, including the waiver of subrogation provisions set forth In Section 13.6.

13.4. Policies. All policies of insurance shall be issued by insurance companies with general policyholders’ rating of not less than A-, as rated in the most current available “Best’s Insurance Reports,” and not prohibited from doing business in the State of California. Executed copies of Tenant’s policies of insurance or certificates thereof shall be delivered to Landlord prior to the delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All of Tenant’s commercial general liability policies shall contain a provision that Landlord and any other additional insured, although named as additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant’s negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis. Landlord’s coverage shall not be contributory. Tenant’s policies shall have deductibles in amounts comparable to the deductibles required to be carried by tenants of other comparable quality office buildings in the vicinity of the Building, but in no event greater than $25,000 for any one occurrence.

13.5. Landlord’s Rights. Should Tenant fail to take out and keep in force each insurance policy required under this Article 13, or should such insurance not be approved by Landlord and should the Tenant not rectify the situation within two (2) business days after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to purchase such insurance at the sole cost of Tenant, and all costs incurred by Landlord shall be payable to Landlord by Tenant within twenty (20) days after demand as Additional Rent and without prejudice to any other rights and remedies of Landlord under this Lease.

13.6. Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received (or which would have been received had the party carried the insurance required by this Lease) with respect to the loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any Owner’s Association under the CC&Rs maintaining a policy of insurance (containing a waiver of subrogation provision) with respect to the Project or any portion thereof or the contents of the Premises or the Building for any loss or damage sustained by such other party with respect to the Premises, the Building or the Project, or any portion thereof, or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver.

13.7. No Liability. No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

14. ASSIGNMENT AND SUBLETTING

14.1. Consent Required. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, “Sublease”) without Landlord’s prior written consent, such consent not to be unreasonably withheld (subject to Landlord’s rights as described in Section 14.5), conditioned or delayed.

14.2. Notice. If Tenant desires to enter into a Sublease of all or any portion of the Premises or Assignment of this Lease (except as provided in Section 14.7), it shall give written notice (the “Transfer Notice”) to Landlord of its intention to do so, which notice shall contain (a) the name and address of the proposed assignee, subtenant or occupant (the “Transferee”), (b) the nature of the proposed Transferee’s business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed Transferee. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (i) an Event of Default is then in existence, (ii) the use of the Premises would not comply with the provisions of this Lease, or (iii) in Landlord’s reasonable judgment, the proposed Transferee does not have the financial capability to perform its obligations under this Lease with respect to the Premises which are the subject of the Assignment or Sublease.

14.3. Terms of Approval. Landlord shall respond to Tenant’s request for approval within fifteen (15) business days after receipt of the Transfer Notice. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than thirty (30) days thereafter, enter into the Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Transfer Notice.

14.4. Excess Rent. For any Assignment or Sublease (other than a Permitted Transfer under Section 14.7), fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. “Excess Rent” means the gross revenue received from the Transferee during the Sublease term or with respect to the Assignment, less (a) the gross revenue received by Landlord from Tenant during the period of the Sublease term or concurrently with or after the Assignment; (b) any reasonably documented tenant improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to or on behalf of the Transferee; (d) customary and reasonable external brokers’ commissions to the extent paid and documented; (e) reasonable attorneys’ fees; and (f)

reasonable costs of advertising the space for Sublease or Assignment (collectively, “Transfer Costs”). Tenant shall not be required to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs.

14.5. Right of First Refusal. Except for Permitted Transfers, if Tenant shall desire to assign this Lease or sublease twenty-five percent (25%) or more of the Premises for more than eighteen (18) months or for the balance of the Term (“Desired Transfer”), then Tenant shall give Landlord notice (“Intention to Transfer Notice”) of such Desired Transfer. The Intention to Transfer Notice shall state that Tenant desires to assign the Lease or shall specify the portion and amount of rentable square feet of the Premises which Tenant intends to transfer (“Desired Transfer Space”) and shall specify the contemplated date of the commencement of the Contemplated Transfer (“Contemplated Effective Date”), which date shall be no sooner than one hundred fifty (150) days after the date of the intention to Transfer Notice. In addition, the Intention to Transfer Notice shall state that it is being delivered to Landlord pursuant to this Section 14.5 in order to allow Landlord to elect to terminate this Lease as to the Desired Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of such Intention to Transfer Notice, to terminate this Lease as to such Desired Transfer Space as of the Contemplated Effective Date. In the event Landlord does not give such written recapture notice to Tenant within such thirty (30) day period, Tenant shall have one hundred eighty (180) days thereafter within which to effect the Transfer in accordance with the Intention to Transfer Notice, subject to compliance with the other provisions of this Lease. In the event Tenant does not complete the Transfer within such 180-day period, Tenant shall be required to deliver a new Intention to Transfer Notice to Landlord and repeat the provisions of this section. In the event the recapture option is exercised by Landlord, this Lease shall be canceled and terminated with respect to the Desired Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord of less than the entire Premises, Base Rent and Additional Rent shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises prior to such recapture, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same. In the event of a partial recapture, Tenant shall be responsible for all permitting and Alterations required to separately demise the recaptured space, and the reduction in Rent shall not be effective until all such work is completed.

14.6. No Release. No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this Article shall be null and void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease, and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article.

14.7. Permitted Transfers. Notwithstanding anything in this Article 14 to the contrary, but subject to the provisions of Section 14.8 below, Landlord’s prior written consent shall not be required for any assignment of this Lease or sublease to any of the following: (a) a successor entity related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (b) a transferee of substantially all of Tenant’s assets, or (c) an entity controlled by, under the control of, or under common control with, Tenant (collectively, “Permitted Transfers”); provided that after such assignment or transfer the operation of the business conducted in the

Premises shall be in the manner required by this Lease and the Transferee under a sublease or assignment described in subsections (a), (b) or (c) hereof shall have a net worth equal to the greater of the Tenant’s net worth at the Commencement Date or the net worth of Tenant immediately prior to the consummation of the Assignment or Sublease,

14.8. Assumption of Obligations. Any Transferee shall, from and after the effective date of the Assignment, assume all obligations of Tenant under this Lease with respect to the Transferred Space and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption reasonably satisfactory in substance and form to Landlord, and consistent with the requirements of this Section.

15. DEFAULT

15.1. Event of Default. The occurrence of any of the following shall be an “Event of Default” on the part of Tenant:

(a) Failure to pay any part of the Base Rent or Additional Rent, or any other sums of money that Tenant is required to pay under this Lease where such failure continues for a period of three (3) days after written notice of default from Landlord to Tenant. Landlord’s notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.

(b) Failure to perform any other covenant, condition or requirement of this Lease when such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. Landlord’s notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.

(c) The abandonment or vacating (without providing adequate security) of the Premises by Tenant.

(d) Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, or Tenant shall make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

(e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

(f) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the federal or state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

15.2. Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

(a) The right to terminate this Lease upon written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 20.

(b) The right to bring a summary action for possession of the Premises.

(c) The rights and remedies described in California Civil Code Section 1951.2, pursuant to which Landlord may recover from Tenant upon a termination of the Lease, (i) the worth at the time of award of the unpaid rent which has been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom includes, without limitation, (1) the unamortized portion of any brokerage or real estate agent’s commissions paid in connection with the execution of this Lease, (2) any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, (3) preparing the Premises for reletting to a new tenant, (4) any repairs or alterations to the Premises for such reletting, (5) leasing commissions, architect’s fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and (6) such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law to the extent that such payment would not result in a duplicative recovery.

(d) The rights and remedies described in California Civil Code Section 1951.4 which allow Landlord to continue this Lease in effect and to enforce ail of Landlord’s rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(e) The right and power, as attorney-in-fact for Tenant, to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases. Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its reasonable discretion may deem proper. Tenant shall be liable immediately to Landlord for all costs and expenses Landlord incurs in reletting the Premises including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and the cost of collecting rents and fulfilling the obligations of Tenant to any subtenant. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term or otherwise, to recover them by legal action or in any other manner. Landlord may execute any sublease made pursuant to this Section in its own name, and the tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord’s election to do so as set forth herein.

(f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein,

(g) If this Lease provides for a postponement of deferral of any Rent, or for commencement of payment of Rent to a date later than the Commencement Date, or for a period of “free” Rent or any other Rent concession (collectively, “Abated Rent”), the right upon an Event of Default to demand immediate payment of the value of the Abated Rent.

15.3. Cumulative Remedies. The various rights and remedies reserved to Landlord, including those not specifically described herein, shall, to the extent that the exercise of such right and/or remedy does not result in a duplicative recovery, be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

15.4. Waiver of Redemption by Tenant. Tenant hereby waives any right to relief against forfeiture of this Lease pursuant to California Code of Civil Procedure Section 1179.

15.5. Landlord’s Right to Cure. If Tenant shall fail or neglect to do or perform any covenant or condition required under this Lease and such failure shall not be cured within any applicable grace period, Landlord may, on five (5) days notice to Tenant, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof. Tenant shall repay to Landlord within twenty (20) days after demand the entire out-of-pocket cost and expense incurred by Landlord in connection with the cure, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys’ fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord’s reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord’s interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount of validity or any tax or lien that may be paid by Landlord on behalf of Tenant and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in such event Landlord also shall have the full authority, in Landlord’s sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Section shall not be or be construed as a waiver of any such failure by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

15.6. Landlord’s Default. Landlord shall be in default under this Lease if Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall be entitled to actual (but not consequential) damages in the event of an uncured default by Landlord, but the provisions of Article 17 shall apply to any Landlord default and Tenant shall not have the right to terminate this Lease as a result of a Landlord default.

16. LANDLORD’S RESERVED RIGHTS

16.1. Control of Common Area. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs, replacements or improvements to all or any part of the Building (including the Building Structure and Building Systems), the Common Area and the Project. Landlord may make changes at any time and from time to time in the size, shape, location, use and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent or damages. Landlord shall at all times during the Term have the sole and exclusive control of the Building Structure and the Common Area, and may at any time and from time to time during the Term restrain any use or occupancy of the Common Area except as authorized by this Lease. Landlord may temporarily close any portion of the Common Area for repairs, maintenance, replacements or alterations, to prevent a dedication or the accrual of prescriptive rights, or for any other reasonable purpose; provided, however, that Landlord shall use reasonable efforts not to materially adversely affect Tenant’s access to or use of the Premises. Tenant’s rights in and to the Common Area shall at all times be subject to the rights of Landlord and Tenant shall keep the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations.

16.2. Access. Landlord reserves (for itself and its agents, consultants, contractors and employees) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice and subject to Tenant’s reasonable security requirements, to inspect the Premises (including, without limitation, environmental testing); to supply any service to be provided by Landlord hereunder; to show the Premises to prospective purchasers or mortgagees; to show the Premises to prospective tenants during the last nine (9) months of the Term; to post notices of nonresponsibility; and to repair or maintain the Premises and the Building as required by Section 8.1, without abatement of Rent (unless as a result of such activities, Tenant’s access to or use of the Premises is materially impaired), and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building where reasonably required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby, except to the extent caused by the negligence or willful misconduct of Landlord in the exercise of its rights and provided that Landlord shall use reasonable efforts not to materially adversely affect Tenant’s use of the Premises. All locks for all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance in writing by Tenant) shall at all times be keyed to a master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any such entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

16.3. Easements. Landlord reserves the right to grant or relocate all easements and rights of way which Landlord in its sole discretion may deem necessary or appropriate; provided that Tenant’s rights to use the Project is not materially impeded.

16.4. Use of Additional Areas. Landlord reserves the exclusive right to use any air space above the Project, and the land beneath the Premises; provided that such use shall not materially impede Tenant’s use of and access to the Premises.

16.5. Subordination. This Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, and any ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, or any ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above, subject to compliance with the condition precedent set forth below. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of Landlord under this Lease, (a “Successor”) shall be liable for any default by Landlord or any other matter that occurred prior to the date the Successor succeeded to Landlord’s interest in this Lease, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor, at the option of the Successor. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant’s failure to execute and deliver any such document within ten (10) business days after such demand by Landlord shall constitute an Event of Default without further notice. Landlord shall use commercially reasonable efforts to obtain the written agreement of the mortgagee or trustee named in any mortgage, deed of trust or other encumbrance, and any landlord under any ground lease or underlying lease, that so long as an Event of Default by Tenant is not in existence, neither this Lease nor any of Tenant’s rights hereunder shall be terminated or modified, nor shall Tenant’s possession of the Premises be disturbed or interfered with, by any trustee’s sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

17. LIMITATION OF LANDLORD’S LIABILITY

17.1. Limitation. Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord, waives all claims against Landlord and assumes the risk for any injury, loss or damage to any person or property in or about the Project by or from any cause whatsoever (other than to the extent caused by Landlord’s negligence or willful misconduct) including, without limitation, (a) acts or omissions of persons occupying adjoining premises, (b) theft or vandalism, (c) burst, stopped or leaking water, gas, sewer or steam pipes, (d) loss of utility service, (e) accident, fire or casualty, (f) nuisance, and (g) work done by Landlord in the Project. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Project or to fixtures, appurtenances and equipment in the Project; provided, however, that in the event Landlord fails to perform its obligations to make repairs, alterations or improvements or performs such obligations in a negligent manner in each case which results in Tenant being unable to operate its business at the Premises for a period of more than three (3) business days, then Tenant shall be entitled to an abatement of Rent commencing on the fourth business day Tenant is unable to operate and continuing until the Premises are again available for operation of Tenant’s business. Such Rent abatement shall be Tenant’s only remedy in the event of a negligent interference with Tenant’s business and Tenant shall not be entitled to damages or to termination of this Lease arising from Landlord’s repairs, alterations or improvements. No interference with Tenant’s operations in the Premises shall constitute a constructive or other eviction of Tenant. Tenant hereby waives and releases any right it may have to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute or ordinance now or hereafter in effect.

17.2. Sale of Project. It is agreed that Landlord may at any time sell, assign or transfer its interest as landlord in and to this Lease, and may at any time sell, assign or transfer its interest in and to the Project. In the event of any transfer of Landlord’s interest in this Lease or in the Project, the transferor shall be automatically relieved of any and all of Landlord’s obligations and liabilities accruing from and after the date of such transfer; provided that the transferee assumes all of Landlord’s obligations under this Lease. Tenant hereby agrees to attorn to Landlord’s assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and the assignee, transferee or purchaser.

17.3. No Personal Liability. In the event of any default by Landlord hereunder, Tenant shall look only to Landlord’s interest in the Project and rents therefrom and any available insurance proceeds for the satisfaction of Tenant’s remedies, and no other property or assets of Landlord or any trustee, partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

18. DESTRUCTION

18.1. Landlord’s Repair Obligation. If the Building or the Premises is damaged by fire or other casualty, Landlord shall repair the same (but not any Tenant Improvement Work and not any Tenant’s Alterations); provided that (a) such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within twelve (12) months after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the Term, provided that such repairs can be made within ninety (90) days after the date of such damage), (b) such repairs are fully covered (except for any deductible) by the proceeds of insurance maintained by Landlord (or required to be maintained by Landlord pursuant to this Lease), and (c) the damage does not affect more than fifty percent (50%) of the assessed value of the Building.

18.2. Notice. Landlord shall notify Tenant within sixty (60) days after the date of damage whether or not the requirements for reconstruction and repair described in Section 18.1 are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord’s intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 18.3 below), or (b) notify Tenant of Landlord’s election to terminate this Lease as of the date of the damage. If such notice to terminate is given by Landlord, this Lease shall terminate as of the date of such damage. If within ten (10) days after receipt of a notice from Landlord electing to terminate this Lease because of the unavailability of insurance proceeds, Tenant sends Landlord a notice electing to reimburse Landlord for the cost of such repairs that are in excess of five percent (5%) of the replacement cost of the Building (as determined as of the day prior to any such damage), this Lease shall not terminate, and Landlord shall complete such repairs.

18.3. Termination by Tenant. If Landlord elects to repair or is required to repair the damage and any such repair (a) is not commenced by Landlord within one hundred twenty (120) days after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within sixty (60) days), or (b) is not or cannot practicably be substantially completed by Landlord within twelve (12) months after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within ninety (90) days), then in either such event Tenant may, at its option, upon written notice to Landlord to be delivered within fifteen (15) days after receipt of Landlord’s notice or the expiration of the 120-day commencement period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

18.4. Rent Adjustment. In case of termination pursuant to Sections 18.2 or 18.3 above, the Base Rent and Operating Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Operating Expenses up to the date of vacation of the Premises. If Landlord is required or elects to make repairs, and Tenant does not terminate this Lease pursuant to Section 18.3, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Operating Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant’s operations in the Premises. The full amount of Base Rent and Operating Expenses shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. The repairs to be made by Landlord under this Article shall not include, and Landlord shall not be required to repair, any casualty damage to the Tenant Improvement Work, Tenant’s Property or any Alterations. Provided that the Lease is not terminated and the Premises are rebuilt, Landlord shall make all proceeds of insurance relating to the Tenant Improvement Work, Tenant’s Property and Alterations available to Tenant for purposes of reconstruction.

18.5. Tenant Obligations. If Landlord elects or is required to repair, reconstruct or restore the Premises after any damage or destruction, Tenant shall be responsible at its own expense for the repair and replacement of any of the Tenant Improvement Work, Tenant’s Property and any Alterations which Tenant elects to replace.

18.6. No Claim. Tenant shall have no interest in or claim to any portion of the proceeds of any property insurance or self-insurance maintained by Landlord in connection with the damage. If Landlord is entitled and elects not to rebuild the Premises, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 13.2 of this Lease.

18.7. No Damages. If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 18, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. Except as expressly provided in Section 18.4, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty, but such waiver shall not limit Tenant’s rights granted under Section 18.3.

19. EMINENT DOMAIN

19.1. Taking. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking or as of the date of final judgment, whichever is earlier, and, in the case of a partial taking of at least twenty-five percent (25%) of the Rentable Area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant’s access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking.

19.2. Award. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall assign to Landlord any right to compensation or damages for the condemnation of its leasehold interest; provided that Tenant may file a claim for (a) Tenant’s relocation expenses, and (b) the taking of Tenant’s Property.

19.3. Partial Taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Operating Expenses shall be adjusted as follows:

(a) In the event of a partial taking, if this Lease is not terminated pursuant to this Article 19, Landlord shall repair, restore or reconstruct the Premises to a useable state; provided that Landlord shall not be required to expend any sums other than those received pursuant to Section 19.2.

(b) During the period between the date of the partial taking and the completion of any necessary repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent and Operating Expenses by a proportionate amount based upon the extent of interference with Tenant’s operations in the Premises; and

(c) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Term, the Base Rent and Operating Expenses shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.

19.4. Temporary Taking. Notwithstanding any other provision of this Article, if a taking occurs with respect to all or any portion of the Premises for a period of twelve (12) months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve (12) months. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

19.5. Sale in Lieu of Condemnation. A voluntary sale by Landlord of all or any part of the Project to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article.

19.6. Waiver. Except as provided in this Article, Tenant hereby waives and releases any right it may have under any Applicable Law to terminate this Lease as a result of a taking, including without limitation Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.

20. SURRENDER

20.1. Surrender. Upon the Termination Date, Tenant shall surrender the Premises to Landlord in as good order and repair as on the Commencement Date, reasonable wear and tear, loss by condemnation, damage by casualty and repairs and maintenance that are the obligation of Landlord excepted, free and clear of all letting and occupancies and free of Tenant’s Hazardous Materials as required pursuant to Article 12. Subject to Article 9, upon any termination of this Lease all improvements, except for Tenant’s Property, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefore by Landlord.

20.2. Holding Over. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to automatically extend the Term on a month-to-month basis at a Base Rent equal to the greater of (a) two (2) times the then-current Base Rent, and (b) prevailing rate at which Landlord is then offering space in buildings reasonably determined by Landlord to be comparable to the Premises, and shall otherwise be on the terms and conditions of this Lease to the extent applicable. Any holding over without Landlord’s consent shall entitle Landlord to exercise any or all of its remedies provided in Article 15, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Rent from Tenant.

20.3 Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the Project.

21. FINANCIAL STATEMENTS

Tenant shall tender to Landlord within ten (10) business days after receipt of a written request from Landlord no more frequently then once every three (3) months any information reasonably requested by Landlord regarding the financial stability, credit worthiness or ability of Tenant to pay the Rent due under this Lease. Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease or for the purpose of any financing or other transaction subsequently undertaken by Landlord. Tenant hereby represents and warrants to Landlord the following: (a) that all documents provided by Tenant to Landlord in connection with the negotiation of this Lease are true and correct copies of the originals, (b) Tenant has not withheld any information from Landlord that is material to Tenant’s credit worthiness, financial condition or ability to perform its obligations hereunder, (c) all information supplied by Tenant to Landlord is true, correct and accurate, and (d) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a non-curable default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California. Landlord understands that Tenant’s financial information is confidential. Landlord shall a be entitled to disclose Tenant’s financial information to (1) its agents, employees and consultants, (2) potential purchasers of an interest in the Project, and (3) lenders contemplating making a loan to the Landlord to be secured by the Project, provided that such recipients are advised of the confidential nature of such information and agree to maintain such confidentiality.

22. TENANT CERTIFICATES

Tenant, at any time and from time to time within ten (10) business days after receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord or to any party designated by Landlord (including prospective lenders, purchasers, ground lessees and others similarly situated), a certificate of Tenant stating, to the best of Tenant’s knowledge: (a) that Tenant has accepted the Premises, (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Operating Expenses have been paid, and (g) any other factual information relating to the rights and obligations under this Lease that may reasonably be required by any of such persons. Failure to deliver such certificate when due shall constitute an Event of Default. At the request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a certificate with similar types of information and in the time period set forth above. Failure by either Landlord or Tenant to execute, acknowledge and deliver such certificate shall be conclusive evidence that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party.

23. RULES AND REGULATIONS; SIGNS

23.1. Rules and Regulations. Tenant shall faithfully observe and comply with all rules and regulations and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the “Rules and Regulations”). Landlord shall not enforce such Rules and Regulations in an unreasonable or discriminatory manner. In the event of any conflict between the terms of this Lease and the terms, covenants, agreements and conditions of the Rules and Regulations, this Lease shall control.

23.2. Signs. Tenant shall have the right, at Tenant’s sole cost and expense, (a) to install Tenant’s name on one multi-tenant monument sign provided by Landlord located in the Common Area; (b) to install a sign on the face of the Building in the location of the existing SupportSoft signage; and (c) to place a sign on the glass of the entrance doors to the Premises identifying Tenant. All signage to be installed by Tenant pursuant to the previous sentence shall meet the requirements of Landlord’s signage program for the Project (e.g. aesthetic appearance, size, etc.) and shall be subject to the prior written consent of Landlord, not to be unreasonably withheld, and, if required, the approval of the City of Redwood City.

24. INABILITY TO PERFORM

If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease, by reason of acts of God, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord’s reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s Agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant’s business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. If Tenant is unable to fulfill or is delayed in fulfilling any of Tenant’s obligations under this Lease (other than the payment of Rent), by reason of acts of God, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Tenant’s reasonable control, then such inability or delay by Tenant shall excuse the performance of Tenant for a period equal to the duration of such prevention, delay or stoppage. Tenant hereby waives and releases any right to terminate this Lease under Section

1932(1) of the California Civil Code, or any similar law, statute or ordinance now or hereafter in effect.

25. NOTICES

Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, or delivered in person or by reputable overnight courier (e.g., Federal Express, DHL, etc.): (a) to Tenant (i) at Tenant’s address set forth in Article 1, if sent prior to the Commencement Date, or (ii) at the Premises and at the “copy to” address specified in Article 1 if sent subsequent to the Commencement Date, or (iii) at the place where Tenant designates subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord’s address set forth in Article 1; or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such notice or other communication shall be deemed to have been rendered or given five (5) days after the date mailed, if sent by certified mail, or upon the date of delivery in person or by courier, or when delivery is attempted but refused.

26. QUIET ENJOYMENT

Landlord covenants that so long as an Event of Default by Tenant is not in existence, upon paying the Base Rent and Additional Rent and performing all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.

27. AUTHORITY

If Tenant is a corporation, limited liability company or a partnership, Tenant represents and warrants as follows: Tenant is an entity as identified in Article 1, duly formed and validly existing and in good standing under the laws of the state of organization specified in Article 1 and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Tenant’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

Landlord represents and warrants as follows: Landlord has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Landlord’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Landlord or any agreement or any order or decree of any court or other governmental authority to which

Landlord is a party or to which it is subject. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Landlord.

28. BROKERS

Tenant and Landlord warrant that they have had dealings with only the real estate brokers or agents listed in Article 1 in connection with the negotiation of this Lease and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. The brokerage commission earned in connection with this transaction shall be paid by Landlord. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents other than those listed in Article 1.

29. MISCELLANEOUS

29.1. Entire Agreement. This Lease, including the exhibits which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord’s Agents have made any representations or warranties with respect to the Premises, the Project, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

29.2. No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any obligation of Tenant or Landlord under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach by Landlord, or payment of Base Rent or Additional Rent by Tenant to Landlord, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of Landlord or Tenant given in any instance under the terms of this Lease shall not relieve Tenant or Landlord, as applicable, of any obligation to secure the consent of the other in any other or future instance under the terms of this Lease.

29.3. Modification. Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

29.4. Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided or limited herein, their respective personal representatives and successors and assigns.

29.5. Validity. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

29.6. Jurisdiction. This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the courts of the State of California or the United States District Court for the District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

29.7. Attorneys’ Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, costs of arbitration and reasonable attorneys’ fees.

29.8. Waiver of Jury Trial. Landlord and Tenant each hereby voluntarily and knowingly waive and relinquish their right to a trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord with Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

29.9. No Counterclaim by Tenant. In the event Landlord commence any proceedings for nonpayment of rent or other charges payable by Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by the Tenant.

29.10. Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

29.11. Lease Memorandum. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

29.12. Confidentiality. The parties agree that neither of them shall make public the terms and conditions of this Lease to any person other than a party’s accountants, attorneys, lenders, brokers, prospective ground lessees, investors, consultants or financial advisors and employees (on a need-to-know basis), without first obtaining the written permission from the other party, except to the extent otherwise required by Applicable Law.

29.13. Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

29.14. Review and Approval. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord’s interests in the Project and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

29.15. No Beneficiaries. This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.

29.16. Time of the Essence. Time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

29.17. Modification of Lease. In the event of any ruling or threat by the Internal Revenue Service, or opinion of counsel, that all or part of the Rent paid or to be paid to Landlord under this Lease will be subject to the income tax or unrelated business taxable income, Tenant agrees to modify this Lease to avoid such tax; provided that such modifications will not result in any increase in Rent, or any increased obligations of Tenant under this Lease. Landlord will pay all Tenant’s reasonable costs Incurred in reviewing and negotiating any such lease modification, including reasonable attorneys’ and accountants’ fees.

29.18. Construction. This Lease has been negotiated extensively by Landlord and Tenant with and upon the advice of their respective legal counsel, all of whom have participated in the drafting hereof. Consequently, Landlord and Tenant agree that no party shall be deemed to be the drafter of this Lease and in the event this Lease is ever construed by a court of law, such court shall not construe this Lease or any provision of this Lease against any party as the drafter of the Lease.

29.19. Use of Name. Tenant acknowledges and agrees that the names “The Leland Stanford Junior University,” “Stanford” and “Stanford University,” and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.

29.20. Survival. The obligations of this Lease shall survive the expiration of the Term to the extent necessary to implement any requirement for the performance of obligations or forbearance of an act by either party hereto which has not been completed prior to the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provisions of this Lease.

29.21. Roof Rights. Tenant shall have the right to install wireless access points and related equipment on the roof of the Building, subject to Lessor’s reasonable approval and provided that Tenant’s equipment shall not interfere with the communications systems of any other tenants of the Project. Such right including vertical access to the roof, shall be at no additional charge to Lessee. Specifications for such equipment including installation and location shall meet Lessor’s reasonable approval. All installation, removal and maintenance costs are at Lessee’s expense. All roof penetrations (including any required for the Tenant Improvement Work or Alterations) shall be performed or inspected and approved by Lessor’s roofer, at Lessee’s expense.

29.22. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one original of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		SILVER SPRING NETWORKS, INC.

By:	/s/ Steve Elliot	By:	/s/ Raj Viswani

Its:	Managing Director Development Projects	Its:	Vice President
By:
Its:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:	TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STAMFORD JUNIOR UNIVERSITY	SILVER SPRING NETWORKS, INC.

By:	By:

Its:	Its:	Vice President

By:

Its:

GLOSSARY

DEFINITIONS

As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined below:

“Abated Rent” is defined in Section 15.2(g).

“ADA” is defined in Section 11.1.

“Additional Rent” is defined in Section 5.4.

“Adjustment Date” is defined in Section 5.2.

“Alterations” is as defined in Section 9.2.

“Applicable Laws” are defined in Section 11.1.

“Assignment” is defined in Section 14.1.

“Base Rent” means the amount stated in Article 1, to be adjusted and payable in accordance with Article 5.

“Building” is defined in Section 2.1.

“Building Operating Expenses” are defined in Section 7.2(b).

“Building Structure” is defined in Section 7.2(b)(iv).

“Building Systems” are defined in Section 7.2(b)(ii).

“business days” means Monday through Friday, excluding Saturdays, Sundays and federal and state legal holidays.

“CC&R’s” are defined in Section 2.1.

“Common Area” is defined in Section 2.2.

“Common Area Operating Expenses” are defined in Section 7.2(a).

“Commencement Date” means the date specified in Article 1.

“Desired Transfer” is defined in Section 14.5.

“Desired Transfer Space” is defined in Section 14.5.

“Effective Date” is defined in the introductory paragraph of this Lease.

“Environmental Activity” is defined in Section 12.1(a).

“Environmental Investigation” is defined in Section 12.7.

“Environmental Laws” are defined in Section 12.1(b).

“Event of Default” is defined In Section 15.1.

“Excess Rent” is defined in Section 14.4.

“Existing FF&E” is defined in Section 2.6.

“Expiration Date” means the date specified in Article 1.

“Hazardous Material” is defined in Section 12.1(c).

“Initial Base Rent” is defined in Article 1.

“Intention to Transfer Notice” is defined in Section 14.5.

“Interest Rate” is defined in Section 5.5.

“Landlord” is defined in the introductory paragraph to this Lease.

“Landlord’s Agents” is defined in Section 12.5.

“Operating Expenses” are defined in Section 7.2(e).

“Parking Area” is defined in Section 2.3.

“Permitted Transfers” is defined in Section 14.7.

“Premises” is defined in Section 2.1.

“Project” is defined in Section 2.2.

“Property” is defined in Section 2.1.

“Real Property Taxes” are defined in Section 7.2(d).

“Renewal Option” is defined in Section 4.3.

“Renewal Term” is defined in Section 4.3.

“Rent” means Base Rent, Additional Rent, and all other sums due from Tenant under this Lease.

“Rentable Area” means the enclosed areas of the Premises measured to the outside face of the exterior wall or glass line (whichever is greater) and including all second floor vertical shafts and penetrations, but excluding outside balconies, arcades and covered entrances.

“Rules and Regulations” is defined in Section 23.1.

“Scheduled Date for Delivery of the Premises” is specified in Article 1.

“Security Deposit” is defined in Article 1.

“Sublease” is defined in Section 14.1.

“Successor” is defined in Section 16.5.

“Supplemental Investigation” is defined in Section 12.7.

“Tenant” is defined in the introductory paragraph to this Lease.

“Tenant Improvement Allowance” is defined in Section 9.1.

“Tenant Improvement Work” is defined In Section 9.1.

“Tenant Obligations” is defined in Section 8.2.

“Tenant Systems” is defined in Section 8.2.

“Tenant’s Agents” is defined in Section 2.2.

“Tenant’s Building Share” is defined in Section 2.5.

“Tenant’s Hazardous Materials” is defined in Section 12.1(d).

“Tenant’s Project Share” is defined in Section 2.4.

“Tenant’s Property” is defined in Section 9.5.

“Term” is defined in Article 1 and Section 4.1.

“Terminating Party” is defined in Section 4.4.

“Termination Date” is defined in Section 4.1.

“Termination Right” is defined in Section 4.4.

“Transfer Costs” is defined in Section 14.4.

“Transfer Notice” is defined in Section 14.2.

“Transferee” is defined in Section 14.2.

EXHIBIT A

PREMISES

Exhibit B – Site Plan of South Campus

HIGHWAY 101
DOUGLAS AVENUE
BAY ROAD
SECOND AVENUE
PAGE
AMPEX
AMPEX
excite
excite
excite
excite
excite
@Home
@Home
@Home
@Home
@Home
@Home
BroadVision
BroadVision
126204 SF
2685

MID·POINT
TECHNOLOGY PARK

MASTER PLAN

South
Campus

EXHIBIT C

ACCEPTANCE FORM

This Acceptance form is executed with reference to that certain Lease dated as of July 5, 2007 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Landlord”), and SILVER SPRINGS NETWORKS, INC. (“Tenant”). Terms defined in the Lease and the exhibits thereto shall have the same meaning when used herein.

Tenant hereby certifies to Landlord that Tenant has inspected the Premises as of August 1, 2007 (the “Date of Inspection”). Tenant further acknowledges that Tenant hereby accepts the Premises in its existing condition, subject to the provisions of the Lease.

The person executing this Acceptance Form on behalf of Tenant represents and warrants to Landlord that such person is duly authorized to execute this Acceptance Form and that this Acceptance Form has been duly authorized, executed and delivered on behalf of Tenant.

THIS ACCEPTANCE FORM is executed by Tenant as of the Date of Inspection.

TENANT:

SILVER SPRINGS NETWORKS, INC.

By:	/s/ Carrie Kalinowski
	Its:	VP

By:
Its:

EXHIBIT D

NOTICE OF COMMENCEMENT DATE, EXPIRATION DATE,

BASE RENT AND RENTABLE AREA

August 6, 2007

Silver Springs Networks, Inc.

575 Broadway

Redwood City, CA 94063

Attention: Carrie Kalinowski

Re:    Lease between The Board of Trustees of the Leland Stanford Junior University (Landlord), and Silver Springs Networks, Inc. (Tenant), for premises located at 575 Broadway, Redwood City, California.

Gentlemen/Ladies:

This letter will confirm the following for all purposes under the Lease:

The Commencement Date is August 1, 2007

The Rent Commencement Date is August 1, 2007

The Expiration Date is July 31, 2011

The Rentable Area of the Premises is 23,660 rsf

The Initial Base Rent is $28,983.50

Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

Very truly yours,
The Board of Trustees of the Leland Stanford Junior University

By:	/s/ Ramsay Shuagto
Its:	Asset Manager

Accepted and Agreed: Silver Springs Networks, Inc.

By:	/s/ Carrie Kalinowski
Its:	VP
Dated:	4/7/2008

EXHIBIT E

DETERMINATION OF PREVAILING MARKET RENT

The term “Prevailing Market Rent” means the base monthly rent per rentable square foot (net of all expenses) for direct leases from the landlord (as opposed to subleases) of space of comparable size and location to the Premises and in buildings similar in age and quality to the Premises for a comparable term, taking into account any additional rent and all other payments or escalations then being charged and allowances and economic concessions being given in the Midpoint Technology Center for such comparable space over a comparable term. The Prevailing Market Rent shall be determined by Landlord and Landlord shall give Tenant written notice of such determination not later than thirty (30) days after delivery by Tenant of Tenant’s notice of exercise of the Renewal Option. If Tenant disputes Landlord’s determination of the Prevailing Market Rent, Tenant shall so notify Landlord within ten (10) business days following Landlord’s notice to Tenant of Landlord’s determination and, in such case, the Prevailing Market Rent shall be determined as follows:

(a) Within thirty (30) days following Tenant’s notice to Landlord that it disputes Landlord’s determination of the Prevailing Market Rent, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rent.

(b) If within this 30-day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rent, they shall each select one appraiser to determine the Prevailing Market Rent. Each such appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described in (a) above.

(c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of which of the two appraisals submitted most accurately represents the Prevailing Market Rent and the selected appraisal shall be final and binding on Landlord and Tenant.

(d) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in the San Francisco/Peninsula/South Bay area. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

EXHIBIT F

Existing FF&E

Exhibit F

575 Broadway Inventory

(Updated 3/17/08)

Hardwall Offices QUANTITY

Rosemount Workstations 12 REMOVED (12)

Task Chairs 11

Guest Chairs 24

Ped (BBF) 12

Ped (FF) 12

Cubicles 103

Herman Miller Ethospace

Task Chairs 103

White Boards 102

Ped (BBF) 103

Ped (FF) 103

Overhead Bin 103

Overhead Shelf 103

PEDESTALS REMOVED FROM ABOVE INVENTORY -18

TASK CHAIRS REMOVED FROM ABOVE INVENTORY -71

GUEST CHAIRS REMOVED FROM ABOVE INVENTORY -3

Break/Common Areas

8’ Racetrack Table 1 REMOVED (1)

Credenza 1

Red Conference Room Chairs 15

Blue Conference Room Chairs 11

Green Conference Room Chairs 8

Black Soft Seating 17

Coffee Tables 3

Lowenstein High Seating Red 6 REMOVED (6)

Lowenstein High Seating Black 6 REMOVED (4)

Lowenstein Low Seating Red 4 REMOVED (4)

Lowenstein Low Seating Black 4

Yellow Seating 4 REMOVED (4)

Blue Seating 4 REMOVED (4)

48” square table 4

Inventory of Communications Equipment REMOVED JULY, 2007

PART # DESCRIPTION QUANTITY

Meridian 1 Opt 11G

NTSF1001 OPTION 11C SNGL CABNT HW PKG (AG)1

NTSF2001 OPTION 11C 30FT EXPANSION CABINET1

NTDK22AA 30 FT FIBER DAUTERBOARD 1

NTSR78AB OPT 11C R23 ENG DOCUMENT PKG COIL 1 (software; support has upgraded)

NTSF8021 OPT 11C ENTERPRISE BUS-SW PKG 1 (software; support has upgraded)

NTSF8103 OPT 11C 100 ADD TNS ENTERPRISE 1 (software; support has upgraded)

NT8D09AL ANALOG MESSAGE WAITING LINE CARD 2 (previously 1)

NT8D14BB UNIVERSAL TRUNK CARD 4

NT8D02GA DIGITAL LINE-CARD (DLC) 11 (previously 10)

AMP1102 CREDIT: System AMP 1

NTAK08BA

1.5MB DTI/PRI 1 (added inventory)

Computer/Monitor for Card System 1 (added inventory)

Meridian Mall 12Port/24 Hour

NTZC48AA ENH MM CARD OPT 4-12 PS, 5/10/24/64hrs 1 (voicemail)

SW7100H MMAIL CARD OPTION R12 BASE SW 1 (voicemail)

NTZC51AA ENH MM OP FS PORTS 5 & 6 OR 0 & 10 2 (voicemail)

NTZC51BA ENH MM-OP FS PORTS 7 & 8 OR 11 & 12 (voicemail)

NT1F84AA MMAIL 12 VOICE MESSAGING PKG 10 (voicemail)

NTAK30DB EXTERNAL TAPE DRIVE, TANDBERG 1

A0630697 MAGNUS 2.6B DATA CARTRIDGE 1

SW7102 MM CARD OPT EXP STRG SW LEVEL 1 1 (software currently using)

SW7103 MM CRD OPT EXP STRG SW LEVEL 2 1 (software currently using)

SW7140 MM CRD OPT EXP STRG SW LEVEL 3-4 1 (software currently using)

Peripheral Equipment

017 102 XX

CFR1500 1500 VA/1005W ON LINE UPS 1

032 047 21

EBP48E EXTERNAL BATTERY PACK 1

LX300 EPSON LX 300 9 PIN DOT MTX PRINTER SE 1 (deleted inventory)

70364 M/F-10’ RS232 SERIAL CABLE 1

000838 0 US ROBOTICS 28.8 KBPS MODEM 1 (deleted inventory)

HQ P1331A

MICO MINI PRINTER BUFFER, 64K, SER/SE 1 (deleted inventory)

SEBH SITE EVENT BUFFER 2 PORT/128K 1 (deleted inventory)

MERIDIAN 266 DISPLAY PHONES 30

MERIDIAN 2008 PHONES 60

RECEPTIONIST CONSOLE 1

03.10.08 Page 1 of 1 3/17/2008

EXHIBIT G

FORM OF LETTER OF CREDIT

Exhibit G

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE, ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC)

DATED:                  , 20

BENEFICIARY:

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

2755 SAND HILL ROAD, SUITE 100

MENLO PARK, CA 94025

ATTN: MANAGING DIRECTOR, REAL ESTATE

AS “LANDLORD”

APPLICANT:

SILVER SPRING NETWORKS, INC.

575 BROADWAY STREET

REDWOOD CITY, CA 94063

AS “TENANT”

AMOUNT:	US$144,917.50 (ONE HUNDRED FORTY-FOUR THOUSAND NINE HUNDRED SEVENTEEN AND 50/100 U.S. DOLLARS)

EXPIRATION DATE:	, 20 [EMN1]

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)	“THE LEASE DATED JUNE , 2007 BY AND BETWEEN BENEFICIARY AND SILVER SPRING NETWORKS, INC, (“TENANT”) UNDER WHICH TENANT LEASED FROM BENEFICIARY NOW AUTHORIZE BENEFICIARY TO NOW DRAW DOWN ON SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF .”

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC)

DATED:                  , 20

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND AUGUST 31, 2012, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE BENEFICIARY THROUGH US, THE ISSUING BANK, ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE “UCP”).

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                          , 20

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                          , 20

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE PAY TO THE ORDER OF US$ U.S. DOLLARS “DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNlA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA. CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                          , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE SANTA CLARA, CA 95054

	ATTN:	GLOBAL FINANCIAL SERVICES STANDBY LETTERS OF CREDIT

RE: SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT )

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: SILVER SPRING NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                          , 20

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
(BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (PRINTED NAME AND TITLE)	SIGNATURE AUTHENTICATED
THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.
WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.
(NAME OF BANK) (ADDRESS OF BANK) (CITY, STATE, ZIP CODE) (AUTHORIZED SIGNATURE) (PRINTED NAME AND TITLE) (TELEPHONE NUMBER)

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: SILVER SPRING NETWORKS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

EXHIBIT H

INITIAL TENANT IMPROVEMENT WORK

EXHIBIT H

June 15,2007

Mark Grieco Staubach Company 2200 Geng Rd., Suite #200 Palo Alto, CA 94303
Hillhouse Construction Company, Incorporated License No. 593668	RE: 575 BROADWAY BID NUMBER: 07-107

1670-A ZankerRoad San Jose, CA	Dear Mark:
95112-1101

Thank you for the opportunity to provide you with our “Budget” proposal for the 575 Broadway Project, located in Redwood City, California. Hillhouse Construction Co., Inc. has familiarized ourselves with the scope of work, and hereby submit the attached cost breakdown. Attached is a list of our qualifications and exclusions for your review.

Fon: 408.467.1000 Fax: 408.467.9700

If you have any questions or need additional information, please don’t hesitate to call.

Sincerely,

/s/ Mark Repanich Mark Repanich Project Manager Hillhouse Construction Co., Inc. MR/lc

HILLHOUSE CONSTRUCTION COMPANY, INC.

JOB NAME: 575 BROADWAY BID NO.: 07-107 DATE: JUNE 15, 2007

QUALIFICATIONS

GENERAL:

1.	Proposal includes on site project management and field supervision as required to maintain a safe and efficient work place. Support of upper management and clerical as required.
2.	Proposal includes: Commencement meeting, weekly construction meetings and project closeout meeting including meeting minutes as project tracking techniques.
3.	Complete janitorial of entire work area upon completion of project.
4.	Proposal includes protecting existing common areas during construction.

5.	Proposal acknowledges that Hillhouse will obtain and pay for permit. Cost to be billed as reimbursable, expense. Permit to be at direction of landlord/tenant.

6.	Electricity costs during construction via existing facilities.

7.	Water usage costs during construction via existing facilities.

8.	Sanitation facilities via existing facilities.

9.	Hazardous materials removal is excluded.

10.	Special inspection fees are excluded.

11.	Bonding is excluded (available at an additional cost).

12.	Added insurance coverage (builders risk, waiver of subrogation …) is excluded (available at an additional cost).

PROJECT SPECIFIC:

1.	Assume typical b/u 3-tab roof, skylight roofing per landlords vendor.

2.	Skylights priced as drop in surface mount, no drywall included below roof.

3.	Network scope is to demo old and provide new CAT 5 E cables (3) drops per cube, at all existing office locations, (97 cubes), 48 patch panels at existing racks.

4.	Reface door/drawers at 2 copy rooms, 2 new shelves, all new break area upper and lowers, minor repair to seam at restroom counters

5.	2 each skylights 4x8 at open isle areas, centered off existing roof structures, dome style.

6.	1 ADA sink, dishwasher, faucet included, installed to existing plumbing.

7.	Clean entire office floor, interior windows, bathrooms.

8.	Paint only red and yellow walls and soffits.

9.	Carpet repairs have no warranty, but should stay glued for 6 months to 1 yr.

10.	Safe-off cubes to be moved, verify/label server room power circuits.

11.	Replace red fabric panels at 40 each panels, final fabric and qty TBD.

12.	Remove wall sign above server room.

EXCLUDES:

1.	Patch or line cords, extension of line circuits from MPOE, network equipment or actuation.

2.	Wall paint above private office walls.

3.	Any furniture moving, keying, base bldg. repairs, blind repairs, wall repairs.

4.	Painting of the HVAC ducting/kickers/supports; ADA bathroom upgrades; permits, architectural, engineering services.

HILLHOUSE CONSTRUCTION COMPANY, INC. COST BREAKDOWN

PROJECT NAME: 575 BROADWAY BID NUMBER: 07-107 DATE: JUNE 15, 2007

DIV	CONDITIONS OF CONTRACT	COST
01040	PROJECT MANAGEMENT	INC
01041	SUPERVISION	13,500
01060	PERMITS	NIC
01440	GENERAL LABOR	4,000
01500	TEMP. FACILITIES	950
01600	MATERIAL & EQUIPMENT	2,400
01710	JANITORIAL	6,500
02070	DEMOLITION	4,368
06400	ARCHITECTURAL WOODWORK	10,225
07810	SKYLIGHTS 2EA.	8,000
09680	FLOORCOVERING	9,930
09900	PAINTING	9,050
10430	SIGNAGE - ALLOWANCE	400
10520	FIRE EXTINGUISHERS	NIC
15300	FIRE PROTECTION	NIC
15400	PLUMBING	1,500
15500	HVAC	NIC
16050	ELECTRICAL - ALLOWANCE	2,000
16720	LIFE SAFETY SYSTEM	NIC
16740	TELECOM - WIRING	62,777
	FURNITURE - ALLOWANCE	2,500
	SUBTOTAL	$138,100
	OVERHEAD & FEE	$11,048
	INSURANCE	$1,491
	TOTAL PROJECT COST	$150,639
	***N.I.C. = NOT IN CONTRACT ***
ALTERNATES:
1. Add skylights (ea.)		5,000
2. Halon safe-off @ server room		1,250
3. Add wire/cages to server rm sprinkler heads		500
4. Paint existing office walls, doors (except blue areas and ceiling structure)		16,600
5. P-lam repairs to existing kitchen island - Allowance		500
(NOTE: Existing server rm is 7.5 tons)

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748

DATE : JULY 09, 2007

BENEFICIARY:

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

2755 SAND HILL ROAD, SUITE 100

MENLO PARK, CA 94025

AS “LANDLORD”

APPLICANT:

SILVER SPRING NETWORKS, INC.

575 BROADWAY STREET

REDWOOD CITY, CA 94063

AS “TENANT”

AMOUNT:	US$144,917.50 (U.S. DOLLARS ONE HUNDRED FORTY FOUR THOUSAND NINE HUNDRED SEVENTEEN AND 50/100)

EXPIRATION DATE: JULY 09, 2008

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748 IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS :

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S) , IF ANY.

2. YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3. A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.) “THE LEASE DATED JUNE     , 2007 BY AND BETWEEN BENEFICIARY AND SILVER SPRING NETWORKS, INC, (“TENANT”) UNDER WHICH TENANT LEASED FROM BENEFICIARY NOW AUTHORIZE BENEFICIARY TO NOW DRAW DOWN ON SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748.”

OR

(B.) “WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748 BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY

3003 Tasman Drive Santa Clara, California 95054

PHONE 408.654.7400 svb.com

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748

REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND AUGUST 31, 2012, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE BENEFICIARY THROUGH US, THE ISSUING BANK, ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRATF(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

3003 Tasman Drive Santa Clara, California 95054

PHONE 408.654.7400 svb.com

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF004748

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”)

SILICON VALLEY BANK,

/s/ John M. Dossantos	/s/ Evelio G. Barairo
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
John M. Dossantos	Evelio G. Barairo

3003 Tasman Drive Santa Clara, California 95054

PHONE 408.654.7400 svb.com

PAGE -3-

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE
DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE PAY TO THE ORDER OF US$ U.S. DOLLARS “DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA. CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

EXHIBIT “B”

DATE: TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK. SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (NAME AND TITLE)

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligience as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of October 9, 2008 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease dated July 5, 2007 (the “Lease”), Landlord leased to Tenant approximately 23,660 square feet of space (the “Original Premises”) located on the first floor of the building commonly known as 575 Broadway, Redwood City, California (the “575 Building”). All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Pursuant to that certain Lease dated as of December 15, 2003 (the “555 Lease”), between Landlord and JellyCloud, Inc., fka Claria Corporation (“JellyCloud”), Landlord leased to JellyCloud the premises commonly known as 555 Broadway Avenue, Redwood City, California (the “555 Building”).

C. Pursuant to that certain Sublease dated as of June 24, 2008 (the “Sublease”) between JellyCloud and Tenant, JellyCloud subleased to Tenant a portion of the 555 Building consisting of 31,000 square feet of space and located on the first floor of the 555 Building (the “Sublease Premises”).

D. Landlord has terminated the 555 Lease pursuant to the terms thereof and Landlord now desires to amend the Lease to lease the Sublease Premises, as more particularly described in the attached Exhibit A (the “Expansion Space”), directly to Tenant pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained the Lease, Landlord and Tenant hereby agree as follows:

1. Expansion Space. Commencing on the Expansion Effective Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Space. During the Expansion Term (as defined below), the term “Premises” as used in the Lease shall be deemed to include the Expansion Space and the Expansion Space shall be subject to all of the terms and conditions of the Lease, except as expressly modified herein.

2. Term. The Term of the Lease for the Expansion Space shall commence on October 9, 2008 (the “Expansion Effective Date”) and shall continue until February 28, 2009 (the “Original Expansion Term”). Unless terminated pursuant to the terms hereof, the Original Expansion Term shall automatically extend on a month-to-month basis thereafter (the “Month-to-Month Expansion Term” and, together with the Original Expansion Term, the “Expansion Term”). Either party shall have the right to terminate the Lease as to the Expansion Space during the Month-to-Month Expansion Term upon sixty

(60) days written notice to the other party. Notwithstanding the foregoing, unless terminated earlier, the Expansion Term shall automatically terminate on December 31, 2009. The Term of the Lease for the Original Premises shall not be deemed modified or amended by the terms of this Amendment.

3. Base Rent. The Base Rent for the Expansion Space shall be $1.17 per sq. ft. of Rentable Area per month, which is equal to $36,270 per month. The Base Rent for the Expansion Space shall be paid during the Expansion Term in accordance with the terms of Section 5.1 of the Lease, except that the obligation to pay Base Rent shall commence on the Expansion Effective Date. Landlord acknowledges and agrees that it has received the Base Rent due from the Tenant for the period of the Expansion Effective Date through November 30, 2008.

4. Security Deposit. Concurrently with the execution of this Amendment, Tenant shall deliver to Landlord an additional security deposit in the amount of $36,270 (the “Additional Deposit”), in the form of cash or a letter of credit. The Additional Deposit shall be held and applied by Landlord during the Expansion Term in accordance with the terms of Section 5.6 of the Lease, except that the second sentence of Section 5.6 of the Lease shall not apply to the Additional Deposit.

5. Additional Rent. With respect to the Expansion Space only, Tenant shall not be obligated to pay any Operating Expenses.

6. Condition of Expansion Space. Tenant has been occupying the Expansion Space pursuant to the Sublease and, therefore, Tenant is familiar with the condition thereof. Tenant hereby accepts the Expansion Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Expansion Space.

7. Common Area. During the Expansion Term, the term “Common Area” as used in the Lease shall be deemed to include the lobby area located adjacent to the Expansion Space, as more particularly described in the attached Exhibit A (the “Lobby Area”). Tenant shall have the right to use the Lobby Area as a reception area for Tenant’s business, provided that the following remain in a readily accessible area of the Lobby Area, at no cost to Tenant: (a) a phone for visitors to the other occupants of the 555 Building, with a sign directing visitors to call for assistance, and (b) a mail box to receive mail by any other occupant of the 555 Building. Any other occupant of the 555 Building shall access its space from the Bay Street entrance of the 555 Building, except that such occupant shall have the right to access the Lobby Area for the sole purpose of maintaining, checking, repairing or replacing the items set forth in subsections (a) and (b) above.

8. Utilities and Services. With respect to the Expansion Space only, the terms of Section 7.5 of the Lease shall not apply and instead Landlord shall be responsible for contracting for water, gas, electricity and garbage pick-up furnished to the Expansion Space and Lobby Area. Landlord shall not be liable in damages or otherwise, and Tenant shall have no right to rent abatement or any other remedy against Landlord, for any failure or interruption of any utility service or other service furnished to the Expansion Space or the Lobby Area, except to the extent resulting from the gross negligence or willful misconduct of Landlord. Tenant shall contract for directly and pay for (a) all telephone, data or other

2

communication services furnished for Tenant’s use to the Expansion Space or the Lobby Area and (b) for janitorial service of the Expansion Space and the Lobby Area. Notwithstanding any of the foregoing, Tenant’s usage of any utilities or services provided by Landlord to the Expansion Space and Lobby Area shall not exceed the use of such utility or other service Landlord reasonably determines to be typical, normal and customary for office and research and development use. Tenant will cooperate with Landlord to reduce energy use as Landlord deems reasonable.

9. Parking. During the Expansion Term, Tenant shall have the right to use the number of parking spaces set forth in Article 1 of the Lease in connection with the Expansion Space. Such use shall be in accordance with and subject to the terms of Section 2.3 of the Lease.

10. Furniture. During the Expansion Term, the term “Existing FF&E” shall include the items listed on the attached Exhibit B.

11. Assignment and Sublease. Tenant shall have no right to assign the Lease as to the Expansion Space or sublease any rights to the Expansion Space, except as a result of a Permitted Transfer.

12. Signage. The terms of Section 23.2(b) of the Lease shall not apply to the Expansion Space or the 555 Building.

13. Modifications to Lease. The following provisions of the Lease shall not apply to the Expansion Space: the first two sentences of Section 3 (Acceptance), Section 4.3 (Renewal Option), Section 4.4 (Termination Right), Section 5.2 (Rent Adjustment), Section 7 (Operating Expenses), Section 9.1 (Tenant Improvements). During the Expansion Term, the term “Building” as used in the Lease shall be deemed to refer to the 555 Building and the 575 Building; except in Section 18, where all references to the “Building” shall be deemed to refer to the 575 Building with respect to the Original Premises and to the 555 Building with respect to the Expansion Space.

14. Data Center. Tenant shall have the right to use the data center identified on the attached Exhibit C (the “Data Center”) for the placement of up to nine (9) racks to hold its computer servers and other equipment. Landlord shall be responsible for the maintenance and repair of the Data Center and all Building Systems (not including the FM 200 System) located therein, except to the extent any damage is caused by misuse by Tenant or Tenant’s Agents. Tenant shall reimburse Landlord in full and within twenty (20) days after written demand for the cost of any repair to the Data Center or the Building Systems located therein which is attributable to misuse by Tenant or Tenants Agents. Tenant shall not access, use, remove, relocate or in any way interfere with any other party’s servers or equipment within the Data Center or interfere with the use of the Data Center by Landlord or any other tenant or occupant of Landlord. Tenant’s indemnity obligations set forth in Section 13.1 of the Lease shall include, without limitation, any losses, costs, claims or damages incurred in connection with or arising from the use of or access to the Data Center by Tenant or Tenant’s Agents. At the end of the Expansion Term, Tenant shall remove its servers and equipment from the Data Center, restore any damage to the Data Center caused by such removal and, at the request of Landlord, remove any improvements or alterations made to the Data Center by Tenant during the period that it occupied to the

3

Expansion Space, or any portion thereof, and restore any damage to the Data Center caused by such removal.

15. FM 200 System. Tenant acknowledges and agrees that the FM 200 System currently installed in the Data Center is not currently operational and neither Landlord nor Tenant shall have any obligation to restore the operation thereof. Landlord shall not be liable to Tenant in any manner for any damage or loss incurred by Tenant as a result of such non-operational equipment. Tenant shall have the right, in its sole discretion and at its sole cost and expense, to recharge the FM 200 System so that it is operational, subject to Landlord’s prior written approval of the details of such work.

16. Roof Rights. Tenant shall have the right to install up to three (3) devices on the roof of the 555 Building, provided that (a) all such devices and use of the roof shall comply with the terms of Section 29.21 of the Lease, and (b) in no event shall Tenant penetrate the roof of the 555 Building.

17. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

18. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

19. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

20. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

21. Brokerage Commission. Neither Tenant nor Landlord are represented by a broker with respect to this Amendment. Tenant and Landlord represent and warrant that they have had no dealings with any real estate broker or agent in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

22. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:	/s/ Steve Elliott
Name:	STEVE ELLIOTT
Its:	Managing Director

TENANT:

SILVER SPRING NETWORKS, INC, a Delaware corporation

By:	/s/ Carrie Kalinowski
Name:	Carrie Kalinowski
Its:	VP Finance
APPROVED BY LEGAL:

By:	/s/ Jordan J. Breslow	/s/ Patricia Wyrod
Name:	JORDAN J. BRESLOW	PATRICIA WYROD
Its:	GENERAL COUNSEL AND SECRETARY

5

Exhibit A

555 Broadway, Redwood City

88,221 sq. ft.

EXHIBIT B

Herman Miller Ethospace Cubicles	70
(Including cubicle whiteboards, overhead bins, overhead shelfs & peds)

Reception, 2 drawer lateral file	1
Reception console	1
Maple end tables	2
Bar refrigerator	2
Dishwashers	2
8’ Racetrack Table	5
Maple credenza	1
Maple cube	1

“Exhibit C”

SSN ill

Landlord

555 Broadway, Redwood City

88,221 sq. ft.

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of March 30, 2009 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease dated July 5, 2007, as amended by that certain Amendment to Lease (the “First Amendment”) dated as of October 9, 2008 (as amended, the “Lease”), Landlord leased to Tenant approximately 23,660 square feet of Rentable Area (the “575 Premises”) located on the first floor of the building commonly known as 575 Broadway, Redwood City, California (the “575 Building”) and 36,285 square feet of Rentable Area (the “555 Premises”) located on the first floor of the building commonly known as 555 Broadway, Redwood City, California (the “555 Building”). The 575 Premises and the 555 Premises shall be referred to herein as the “Premises”. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to expand the Premises and to extend the Term of the Lease, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained the Lease, Landlord and Tenant hereby agree as follows:

1. Amendment Commencement Date. The terms of this Amendment shall commence on April 1, 2009 (the “Amendment Commencement Date”). Until the Amendment Commencement Date, the current terms and conditions of the Lease shall remain in full force and effect.

2. Expansion Space. Commencing on the Amendment Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 28,442 square feet of Rentable Area consisting of the entire second floor of the 555 Building, as more particularly described in the attached Exhibit A (the “Expansion Space”). As of the Amendment Commencement Date, the term “Premises” as used in the Lease shall be deemed to mean the 575 Premises, the 555 Premises and the Expansion Space and is more particularly described in the attached Exhibit B. In addition, the term “Building” as used in the Lease shall be deemed to refer to the 555 Building and the 575 Building, except as otherwise expressly provided herein and except for Section 18, where all references to the “Building” shall be deemed to refer to the 575 Building with respect to the 575 Premises and to the 555 Building with respect to the 555 Premises and the Expansion Space.

3. Term. The Term of the Lease for the entire Premises shall be extended to December 31, 2012. Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease effective at any time after September 30, 2010 upon at least six (6)

months prior written notice to Landlord. In the event Tenant exercises such termination right, Tenant shall pay to Landlord, along with the delivery of the termination notice, a fee in the amount of: (a) $100,000, plus (b) the unamortized leasing costs incurred by Landlord in connection with the Lease, including this Amendment, as reasonably determined by Landlord and supported by documentation, including, without limitation, brokers’ fees, any free rent, the Additional Tenant Improvement Allowance (as defined below). Section 4.4 of the Lease and Section 2 of the First Amendment are hereby deleted in their entirety.

4. Right of First Offer. Tenant shall have an ongoing right of first offer (the “Right of First Offer”) on the balance of the first floor of the 555 Building, which consists of approximately 23,494 square feet of Rentable Area, as more particularly described in the attached Exhibit C (the “ROFO Space”). Should Landlord intend to occupy or lease the ROFO Space, Landlord shall, by written notice, offer it to Tenant (a) at a Base Rent equal to $0.70 per square foot of Rentable Area, with annual increases of $0.05 per square foot of Rentable Area, (b) including Operating Expenses in accordance with the terms of the Lease, (c) in its “as-is” condition, and (d) for a term coterminous with the Lease. Tenant shall have ten (10) business days after receipt of Landlord’s notice to accept or reject the offer to lease the ROFO Space. If Tenant does not accept the ROFO Space within the 10 business day period, Landlord may occupy the ROFO Space or lease the ROFO Space to any other party. If Tenant accepts the ROFO Space, Tenant shall lease the ROFO Space on all of the terms and conditions set forth above, and otherwise on the terms and conditions set forth in the Lease. The Right of First Offer shall be personal to Tenant and shall not be assignable to any other party other than to an affiliate of Tenant.

5. Base Rent. The Base Rent during the Term, commencing on the Amendment Commencement Date, shall be as follows:

Period	Base Rent
4/01/09 – 1/31/10	$65,939.50
2/01/10 – 3/31/10	$87,271.00
4/01/10 – 3/31/11	$90,268.25
4/01/11 – 3/31/12	$94,687.60
4/01/12 – 12/31/12	$99,106.95

As of the Amendment Commencement Date, Section 5.2 of the Lease is hereby deleted in its entirety.

6. Operating Expenses. Tenant shall pay Operating Expenses for the entire Premises in accordance with terms of Section 7 of the Lease, as modified herein; provided that Tenant shall not be obligated to pay Operating Expenses (other than utility costs) for the Expansion Space until February 1, 2010. As of the Amendment Commencement Date, Section 7 of the Lease is hereby amended as follows: (a) Tenant’s Project Share shall be 21.4%, (b) with respect to the 575 Premises, the term “Building” as used in Section 7 shall be deemed to mean the 575 Building, (c) with respect to the 555 Premises and the Expansion Space, the term “Building” as used in Section 7 shall be deemed to mean the 555 Building, and (d) and with respect to the 555 Premises and the Expansion Space, the term “Tenant’s Building Share” during the period commencing on the Amendment Commencement Date through January 31, 2010, shall be 41.1%, and during the period

2

commencing on February 1, 2010 through the Expiration Date, shall be 73.2%. Section 5 of the First Amendment is hereby deleted in its entirety.

7. Security Deposit. The Security Deposit under the Lease for the remainder of the Term shall be in the amount of $94,237, which Security Deposit may be in the form of cash or a letter of credit and shall be delivered and held in accordance with the terms of the Lease. The second sentence of Section 5.6 of the Lease is hereby deleted in its entirety, and the following is hereby added to Section 5.6(a):

“If Landlord notifies Tenant in writing at any time during the Term that the L-C Bank that issued the Letter of Credit has become financially unacceptable as reasonably determined by Landlord, then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof and issued by a L-C Bank reasonably approved by Landlord. In addition, if the L-C Bank is declared insolvent by the FDIC or otherwise closes, Tenant shall immediately provide Landlord with cash in the amount of the Security Deposit or a substitute Letter of Credit complying with all of the requirements hereof and issued by a L-C Bank reasonably approved by Landlord. If Tenant does not so provide Landlord with cash in the amount of the Security Deposit or a substitute Letter of Credit within the applicable time period, such failure shall constitute an Event of Default hereunder and, in addition to any other rights or remedies available hereunder, Landlord shall have the right to draw upon the current Letter of Credit.”

8. Renewal Option. Section 4.3 of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have the option (the “Renewal Option”) to extend the Term of the Lease for the entire Premises then being leased to Tenant for a term of two (2) years (the “Renewal Term”). The Renewal Term shall commence on the day after the Expiration Date. The Renewal Option shall be void if a default by Tenant exists, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than six (6) months prior to the expiration of the Term. The Renewal Term shall be upon the same terms and conditions as the original Term, except that (a) the Base Rent payable during the Renewal Term shall be equal to the Base Rent for the last month of the original Term, plus $0.05 per square foot of Rentable Area of the Premises, and the Base Rent shall increase by $0.05 per square foot of Rentable Area of the Premises on the first anniversary of the commencement of the Renewal Term, (b) Tenant shall not be entitled to any tenant improvement allowance during the Renewal Term; and (c) from and after the exercise of the Renewal Option, (i) all references to “Expiration Date” shall be deemed to refer to the last day of the Renewal Term, and (ii) all references to “Term” shall be deemed to include the Renewal Term. The Renewal

3

Option is personal to Tenant and shall be inapplicable and null and void if Tenant assigns its interest under the Lease (other than to an affiliate of Tenant).”

“In the event Tenant exercises its Renewal Option, Landlord shall have the right to terminate the Lease effective at any time after the twelve (12) month anniversary of the commencement of the Renewal Term upon at least six (6) months prior written notice to Tenant.”

9. Condition of Premises. Tenant hereby accepts the Expansion Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Expansion Space. Without limiting the foregoing, the second sentence of Section 3 of the Lease shall not apply to the Expansion Space. Notwithstanding the foregoing, the Building Systems in the 555 Building and the 575 Building shall be operational and in good condition and repair as of the Amendment Commencement Date.

10. Additional Tenant Improvement Allowance. Tenant shall be responsible for the design and construction at its sole cost and expense of all improvements to the Premises (the “Additional TI Work”), which shall be subject to Landlord’s approval and the terms of Section 9.2 of the Lease. Notwithstanding the foregoing, Tenant shall be entitled to receive from Landlord an additional tenant improvement allowance equal to $153,210.50 (the “Additional TI Allowance”) to reimburse Tenant for its actual out-of-pocket expenses incurred in connection with the construction costs of the Additional TI Work. Tenant shall be responsible for any cost of the Additional TI Work in excess of the Additional TI Allowance. Landlord shall have no obligation to pay Tenant any portion of the Additional TI Allowance until the items set forth in Section 9.1 of the Lease have been delivered to Landlord. Landlord or Tenant may elect to have the Additional TI Allowance paid through a credit against Base Rent next coming due under the Lease. Landlord agrees that Tenant shall not be obligated to remove any Additional TI Work that are not detrimental to the use of the Premises, as reasonably determined by Landlord, and Landlord shall notify Tenant in writing at the time of Landlord’s approval of the Additional TI Work whether or not the proposed Additional TI Work will be required to be removed by Tenant at the end of the Term.

11. Utilities and Services. Utilities and services for the entire Premises shall be provided and billed as set forth in Section 7.5 of the Lease. Section 8 of the First Amendment is hereby deleted in its entirety.

12. Parking. Tenant shall have the right to use three (3) spaces per 1,000 square feet of Rentable Area of the entire Premises, which use shall be in accordance with and subject to the terms of Section 2.3 of the Lease.

13. Furniture. The term “Existing FF&E” as defined in the Lease shall include the existing furniture, trade fixtures and equipment located in the Expansion Space that Tenant does not request to be removed. Prior to the Amendment Commencement Date, Tenant shall notify Landlord of any items currently existing in the Expansion Space that Tenant wants removed, which items Landlord promptly shall remove. Landlord and Tenant

4

shall then itemize the items that will remain in the Expansion Space and agree on an Exhibit to this Amendment identifying such items.

14. Signage. Tenant shall have the right, in its sole cost and expense, to install a sign on the exterior facade of the 555 Building (where the former Claria sign existed), the exterior facade of the 575 Building, on the ground mounted monument located in the Common Area, and on the entry doors to the 555 Premises and the 575 Premises, which such signs shall comply with the last sentence set forth in Section 23.2 of the Lease.

15. Data Center. The parties acknowledge and agree that the Data Center (as defined in Section 14 of the First Amendment) is now part of the Premises and the obligations of the parties with respect thereto shall be governed by the Lease. Therefore, Section 14 of the First Amendment is hereby deleted in its entirety. The parties further acknowledge and agree that the FM 200 System installed in the Data Center is not a “Building System”, as defined in the Lease, and the obligations of the parties with respect thereto shall be governed by Section 15 of the First Amendment.

16. Roof Rights. Tenant shall retain the same roof rights per Section 29.21 of the Lease.

17. Lobby Area. The parties acknowledge and agree that the Lobby Area (as defined in Section 7 of the First Amendment) is part of the Premises and the obligations of the parties with respect thereto shall be governed by the Lease. Section 7 of the First Amendment is hereby deleted in its entirety.

18. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

19. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

20. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

21. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

22. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other

5

real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

23. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

By:	/s/ Steve Elliot
Name:	Steve Elliot
Its:	Managing Director, Development Projects

TENANT:

SILVER SPRING NETWORKS, INC,

a Delaware corporation

By:	/s/Jordan J. Breslow
Name:	JORDAN J. BRESLOW
Its:	GENERAL COUNSEL AND SECRETARY

By:	/s/ Scott Lang
Name:
Its:

6

Exhibit A

Expansion Space

555 Broadway, Second Floor

Exhibit B

Premises (sheet 1 of 3)

575 Broadway

575 Broadway, First Floor

Exhibit B

Premises (sheet 2 of 3)

555 Broadway

Exhibit B

Premises (sheet 3 of 3)

555 Broadway – Expansion Space

555 Broadway, Second Floor

Exhibit C

ROFO Space

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of April 30, 2009 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease dated July 5, 2007, as amended by that certain Amendment to Lease dated as of October 9, 2008 and that certain Second Amendment to Lease dated as of March 30, 2009 (as amended, the “Lease”), Landlord leased to Tenant approximately 23,660 square feet of Rentable Area (the “575 Premises”) located on the first floor of the building commonly known as 575 Broadway, Redwood City, California (the “575 Building”) and 64,727 square feet of Rentable Area (the “555 Premises”) located in the building commonly known as 555 Broadway, Redwood City, California (the “555 Building”). The 575 Premises and the 555 Premises shall be referred to herein as the “Premises”. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to expand the Premises, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Second Expansion Space. Commencing on May 1, 2009 (the “Second Expansion Commencement Date”), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 4,699 square feet of Rentable Area consisting of a portion of the first floor of the 555 Building, as more particularly described in the attached Exhibit A (the “Second Expansion Space”). The Term of the Lease for the Second Expansion Space shall be coterminous with the Term of the Lease for the remainder of the Premises, except that Landlord shall have the right to terminate the Lease as to the Second Expansion Space upon sixty (60) days prior written notice to Tenant (the “Expansion Termination Notice”). The actual term of the Lease for the Second Expansion Space shall be referred to herein as the “Second Expansion Term”. During the Second Expansion Term, the term “Premises” as used in the Lease shall be deemed to mean the 575 Premises, the 555 Premises and the Second Expansion Space and all of the terms and conditions of the Lease shall apply to the Second Expansion Space, except as otherwise expressly provided herein.

2. Base Rent and Operating Expanses. Base Rent for the Second Expansion Space shall be $3,289.30 per month ($0.70 per square foot of Rentable Area per month) (the “Second Expansion Base Rent”). The Second Expansion Base Rent shall be due and payable during the Second Expansion Term in accordance with the terms of Section 5.1 of the Lease. Tenant shall pay Operating Expenses for the Second Expansion Space during the Second Expansion Term in accordance with the terms of Section 7 of the Lease

(as modified by the Second Amendment to the Lease); provided that, Tenant’s Building Share with respect to the Second Expansion Space shall be 5.3% and Tenant’s Project Share with respect to the Second Expansion Space shall be 1.1%.

3. Right of First Offer. The parties acknowledge and agree that the Second Expansion Space is a portion of the ROFO Space. Tenant’s Right of First Offer on the ROFO Space shall remain in full force and effect. Landlord’s delivery of an Expansion Termination Notice shall trigger Tenant’s Right of First Offer, as set forth in Section 4 of the Second Amendment to the Lease.

4. Condition of Premises. Tenant hereby accepts the Second Expansion Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Second Expansion Space. Without limiting the foregoing, the second sentence of Section 3 of the Lease shall not apply to the Second Expansion Space. Notwithstanding the foregoing, the Building Systems in the Second Expansion Space shall be operational and in good condition and repair as of the Second Expansion Commencement Date.

5. Utilities and Services. Utilities and services for the entire Second Expansion Space shall be provided and billed as set forth in Section 7.5 of the Lease. Notwithstanding the foregoing, the parties acknowledge and agree that the HVAC system supports the entire ROFO Space and not just the Second Expansion Space. Therefore, in the event Tenant desires to supply heating and air conditioning to the Second Expansion Space, Tenant shall be responsible for and shall pay for all of the costs and expenses associated with the supply of such services to the ROFO Space and the maintenance, repair and replacement of the HVAC system supporting the ROFO Space (subject to the terms of the Lease).

6. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

8. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

9. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

10. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction

2

shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on Tenant's or Landlord's, as applicable, dealings or contacts with brokers or agents.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:

THE BOARD OF TRUSTEES OF THE LELAND

STANFORD JUNIOR UNIVERSITY

By:	/s/ Steve Elliot
Name:	Steve Elliot
Its:	Managing Director

TENANT:

SILVER SPRING NETWORKS, INC,

a Delaware corporation

By:	/s/ Jordan Breslo
Name:	Jordan J. Breslo,
Its:	General Counsel

By:
Name:
Its:

APPROVED BY LEGAL:

/s/ Patricia Wyrod
PATRICIA WYROD

3

Exhibit A

Second Expansion Space

"Lobby Area"
"DATA CENTER"
STUDIO
7/17/03
FIRST FLOOR
555 BROADWAY (NORTH)
FIRST FLOOR
555 BROADWAY (SOUTH)
7/17/01
"Second Expansion Space"

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of September 14, 2009 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease dated July 5, 2007, as amended by that certain Amendment to Lease dated as of October 9, 2008, that certain Second Amendment to Lease dated as of March 30, 2009, and that certain Third Amendment to Lease dated as of April 30, 2009 (as amended, the “Lease”), Landlord leased to Tenant approximately 23,660 square feet of Rentable Area (the “575 Premises”) located on the first floor of the building commonly known as 575 Broadway, Redwood City, California (the “575 Building”) and 69,426 square feet of Rentable Area (the “555 Premises”) located in the building commonly known as 555 Broadway, Redwood City, California (the “555 Building”). The 575 Premises and the 555 Premises shall be referred to herein as the “Premises”. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to expand the Premises, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Third Expansion Space. Commencing on the Third Expansion Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 18,795 square feet of Rentable Area consisting of the remainder of the first floor of the 555 Building, as more particularly described in the attached Exhibit A (the “Third Expansion Space”). As used herein, the “Third Expansion Commencement Date” shall mean the earlier to occur of (a) Tenant’s occupancy of the Third Expansion Space and (b) October 1, 2009. The Term of the Lease for the Third Expansion Space shall be coterminous with the Term of the Lease for the remainder of the Premises. The actual term of the Lease for the Third Expansion Space shall be referred to herein as the “Third Expansion Term”. During the Third Expansion Term, the term “Premises” as used in the Lease shall be deemed to mean the 575 Premises, the 555 Premises and the Third Expansion Space and all of the terms and conditions of the Lease shall apply to the Third Expansion Space, except as otherwise expressly provided herein.

2. Base Rent and Operating Expanses for the Third Expansion Space. The initial Base Rent for the Third Expansion Space shall be $13,156.50 per month ($0.70 per square foot of Rentable Area per month) and shall increase by $0.05 per square foot of Rentable Area per month on each anniversary of the Third Expansion Commencement Date during the Third Expansion Term (the “Third Expansion Base Rent”). The Third Expansion Base Rent shall be due and payable during the Third Expansion Term in accordance with the terms of Section 5.1 of the Lease. Tenant shall pay Operating Expenses for the Third Expansion Space during the Third Expansion Term in accordance with the terms of Section 7 of the Lease; provided that, Tenant’s Building Share with respect to the Third Expansion Space shall be 21.3% and Tenant’s Project Share with respect to the Third Expansion Space shall be 4.6%.

3. Condition of Third Expansion Space. Tenant hereby accepts the Third Expansion Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Third Expansion Space; except that within seven (7) days after execution and delivery of this Amendment by Landlord and Tenant, Landlord shall remove the existing furniture and stored items located in the Third Expansion Space and deliver the Third Expansion Space to Tenant in broom clean condition. Without limiting the foregoing, the second sentence of Section 3 of the Lease shall not apply to the Third Expansion Space.

4. Use of Landlord’s Stored Furniture. Tenant shall have the right to use any of Landlord’s owned furniture that is stored at 425 Broadway, Redwood City, California or 585 Broadway, Redwood City, California (the “Stored Furniture”). Landlord and Tenant shall inventory the Stored Furniture that Tenant intends to use. Landlord makes no representations or warranties regarding the Stored Furniture and Tenant hereby accepts the Stored Furniture in their “as-is” condition. Tenant shall be responsible for moving and setting up the Stored Furniture in the Premises at Tenant’s sole cost and expense. Tenant shall maintain the Stored Furniture and, at the end of the Term, Tenant shall deliver the Stored Furniture to Landlord in substantially the same condition as it existed when Tenant took possession thereof, reasonable wear and tear excepted.

5. Base Rent for the Second Expansion Space. Section 2 of the Third Amendment to Lease is hereby amended to provide that the Base Rent for the Second Expansion Space shall increase by $0.05 per square foot of Rentable Area per month on each anniversary of the Second Expansion Commencement Date during the Second Expansion Term.

6. Leasing Costs. The parties acknowledge and agree that any leasing commissions or legal fees incurred by Landlord in connection with this Amendment or any prior or future amendment to the Lease, shall constitute Landlord’s leasing cost for purposes of the Lease.

7. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

2

9. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

10. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

11. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, ,pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		SILVER SPRING NETWORKS, INC, a Delaware corporation

By:	/s/ Jean Snider	By:	/s/ Carrie Kalinowski
Name:	Jean Snider	Name:	Carrie Kalinowski
Its:	Managing Director	Its:	VP

By:
Name:
Its:

APPROVED BY LEGAL:

/s/ Patricia Wyrod
PATRICIA WYROD

3

Exhibit A

Third Expansion Space

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of December 16, 2009 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”), in the following factual context:

A. Pursuant to that certain Lease dated as of July 5, 2007, as amended by that certain Amendment to Lease dated as of October 9, 2008, that certain Second Amendment to Lease dated as of March 30, 2009, that certain Third Amendment to Lease dated as of April 30, 2009, and that certain Fourth Amendment to Lease dated as of September 14, 2009 (as amended, the “Lease”), Landlord leased to Tenant certain premises located in the buildings commonly known as 575 Broadway, Redwood City, California (the “575 Building”) and 555 Broadway, Redwood City, California (the “555 Building”). All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to amend the lease to expand the leased premises, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Original Premises. Landlord and Tenant acknowledge and agree that:

(a) the premises leased to Tenant under the Lease as of the date hereof consists of the following:

(i) 23,660 square feet of Rentable Area located on the first floor of the 575 Building, as set forth on the attached Exhibit A (the “575 Premises”);

(ii) 36,285 square feet of Rentable Area located on the first floor of the 555 Building, as set forth on the attached Exhibit B (the “First Amendment Space”);

(iii) 28,442 square feet of Rentable Area located on the second floor of the 555 Building, as set forth on the attached Exhibit C (the “Second Amendment Space”);

(iv) 4,699 square feet of Rentable Area located on the first floor of the 555 Building, as set forth on the attached Exhibit B (the “Third Amendment Space”); and

(v) 18,795 square feet of Rentable Area located on the first floor of the 555 Building, as set forth on the attached Exhibit B (the “Fourth Amendment Space”, and together with the First

Amendment Space, the Second Amendment Space and the Third Amendment Space, the “555 Premises”).

The 575 Premises and the 555 Premises are referred to herein as the “Original Premises” and consist of a total of 111,881 square feet of Rentable Area.

(b) the Term of the Lease with respect to the Original Premises shall expire on December 31, 2012, subject to Tenant’s termination right set forth in Section 3 of the Second Amendment and Tenant’s Renewal Option set forth in Section 8 of the Second Amendment.

(c) Base Rent for the Original Premises is as follows:

(i) the 575 Premises, the First Amendment Space and the Second Amendment Space:

Period	Base Rent
4/1/09 - 1/31/10	$65,939.50
2/1/10 - 3/31/10	$87,271.00
4/1/10 - 3/31/11	$90,268.25
4/1/11 - 3/31/12	$94,687.60
4/1/12 - 12/31/12	$99,106.95

(ii) the Third Amendment Space:

Period	Base Rent
5/1/09 - 4/30/10	$3,289.30
5/1/10 - 4/30/11	$3,524.25
5/1/11 - 4/30/12	$3,759.20
5/1/12 -12/31/12	$3,994.15

(iii) the Fourth Amendment Space:

Period	Base Rent
10/1/09 - 9/30/10	$13,156.50
10/1/10 - 9/30/11	$14,096.25
10/1/11 - 9/30/12	$15,036.00
10/1/12 - 12/31/12	$15,975.75

(d) Tenant’s Project Share for the Original Premises is as follows:

(i) through January 31, 2010: 20.24%

(ii) commencing on February 1, 2010: 27.14%

(e) Tenant’s Building Share for the 575 Building is: 28.17%

(f) Tenant’s Building Share for the 555 Building is as follows:

2

(i) through January 31, 2010: 67.76%

(ii) commencing on February 1, 2010: 100%

2. Fifth Amendment Space.

(a) Commencing on the Fifth Amendment Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 30,000 square feet of Rentable Area consisting of a portion of the first floor of the building located at 585 Broadway, Redwood City, California (the “585 Building”), as more particularly described in the attached Exhibit A (the “Fifth Amendment Space”).

(b) In addition, Tenant shall have the temporary exclusive right to use the area identified as the “Vacant Space” on the attached Exhibit A (the “Vacant Space”) solely for ingress and egress to the Fifth Amendment Space. Tenant acknowledges and agrees that Tenant’s right to use the Vacant Space is temporary and Landlord shall have the right, in its sole and absolute discretion, to terminate Tenant’s right to use the Vacant Space upon notice to Tenant, in which event Tenant shall immediately cease using the Vacant Space and shall solely use the exterior doors located in the Fifth Amendment Space for ingress and egress purposes. Upon such termination, Landlord shall have the right, in its sole and absolute discretion, to grant third-parties the right to use the Vacant Space; provided that Landlord shall demise the Fifth Amendment Space from the Vacant Space prior to such use of the Vacant Space by third-parties. Notwithstanding the foregoing, the parties acknowledge and agree that Landlord shall have no obligation to maintain or repair the Vacant Space and Tenant shall provide janitorial service to the Vacant Space if Tenant so desires. Tenant shall be responsible for any damage caused to the Vacant Space as a result of the use thereof by Tenant or Tenant’s Agents.

(c) During the Fifth Amendment Term (as defined below), the term “Premises” as used in the Lease shall be deemed to mean the Original Premises and the Fifth Amendment Space and all of the terms and conditions of the Lease shall apply to the Fifth Amendment Space, except as otherwise expressly provided herein. In addition, the term “Building” as used in the Lease shall be deemed to refer to the 555 Building, the 575 Building and the 585 Building, except as provided in Section 5 below and for Section 18 of the Lease, where all references to the “Building” shall be deemed to refer to the 585 Building with respect to the 585 Premises, the 575 Building with respect to the 575 Premises and the 555 Building with respect to the 555 Premises.

3. Fifth Amendment Term.

(a) The term of the Lease for the Fifth Amendment Space shall commence on March 1, 2010 (the “Fifth Amendment Commencement Date”) and be coterminous with the Term of the Lease for the Original Premises. The actual term of the Lease for the Fifth Amendment Space shall be referred to herein as the “Fifth Amendment Term”.

(b) Subject to the terms of this Section 3(b), Tenant shall have the right to access the Fifth Amendment Space prior to the Fifth Amendment Commencement Date for purposes of preparing the Fifth Amendment Space for occupancy and installing any

3

necessary furniture and equipment. Notwithstanding the foregoing, Tenant acknowledges and agrees that the portion of the Fifth Amendment Space identified as the “Occupied Space” on the attached Exhibit A (the “Occupied Space”) is currently leased to another tenant. Upon mutual execution and delivery of this Amendment, Landlord shall exercise its right to terminate its lease with such tenant for the Occupied Space by delivering a thirty (30) day termination notice to such tenant. Landlord shall use commercially reasonable efforts to cause such tenant to vacate the Occupied Space upon the termination of such lease for the Occupied Space. Tenant shall not have the right to access the Occupied Space until such lease for the Occupied Space terminates and the Occupied Space is vacated. Any early access by Tenant in accordance with the terms of this Section 3(b) shall be subject to the terms and conditions of the Lease, except that Tenant shall not be obligated to pay Rent during such early access period.

(c) Notwithstanding any of the foregoing, if for any reason Landlord cannot deliver possession of the Occupied Space to Tenant on or prior to March 1, 2010, then the validity of the Lease and the obligations of Tenant under the Lease with respect to the Fifth Amendment Space shall not be affected by any such delay in delivery, except that Tenant’s obligation to pay Rent for the Fifth Amendment Space shall not commence until the actual date of delivery of the entire Fifth Amendment Space (including the Occupied Space).

4. Base Rent for the Fifth Amendment Space. The Base Rent for the Fifth Amendment Space shall be as follows (the “Fifth Amendment Base Rent”).

Period	Base Rent
3/1/10 - 2/28/11	$21,000
3/1/11 - 2/29/12	$22,500
3/1/12 - 12/31/12	$24,000

The Fifth Amendment Base Rent shall be due and payable during the Fifth Amendment Term in accordance with the terms of Section 5.1 of the Lease.

5. Operating Expenses for the Fifth Amendment Space. Tenant shall pay Operating Expenses for the Fifth Amendment Space during the Fifth Amendment Term in accordance with terms of Section 7 of the Lease, as modified herein. As of the Fifth Amendment Commencement Date, (a) Tenant’s Project Share shall be 34.41%, (b) with respect to the 575 Premises, the term “Building” as used in Section 7 shall be deemed to mean the 575 Building, (c) with respect to the 555 Premises, the term “Building” as used in Section 7 shall be deemed to mean the 555 Building, (d) with respect to the 585 Premises, the term “Building” as used in Section 7 shall be deemed to mean the 585 Building, (e) Tenant’s Building Share with respect to the 575 and 555 Buildings shall be as set forth in Sections 1(e) and 1(f) above, and (f) with respect to the 585 Premises, the term “Tenant’s Building Share” shall mean 35.71%.

6. Condition of Fifth Amendment Space. Except as otherwise expressly provided herein, Tenant hereby accepts the Fifth Amendment Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Fifth Amendment Space.

4

Without limiting the foregoing, the second sentence of Section 3 of the Lease shall not apply to the Fifth Amendment Space. Except as provided below, Landlord shall deliver the Fifth Amendment Space to Tenant with the electrical and mechanical systems serving the Fifth Amendment Space in good working order and condition. Notwithstanding the foregoing, Tenant acknowledges and agrees that the Uninterrupted Power Supply (“UPS”) system serving the Fifth Amendment Space is not operational and that the electrical system (other than the lights) located in the portion of the Fifth Amendment Space identified as the “Lab” on the attached Exhibit A (“Lab”) is not functioning. Landlord shall have no obligation to repair, maintain or replace the UPS system or the electrical system located in the Lab.

7. 585 Right of First Offer. Tenant shall have a right of first offer (the “585 Right of First Offer”) on the portion of the 585 Building identified on the attached Exhibit A, which consists of approximately 20,000 square feet of Rentable Area (the “585 ROFO Space”) currently leased to Rock You, Inc. Should the lease with the current tenant (or assignee of such tenant) of the 585 ROFO Space terminate and such tenant vacates the 585 ROFO Space, Landlord shall, by written notice, offer it to Tenant on the following terms: (a) the Base Rent for the 585 ROFO Space shall be the same per square foot of Rentable Area as is then applicable to the Fifth Amendment Space, including annual increases at the same time and at the same rate per square foot of Rentable Area as applicable to the Fifth Amendment Space, (b) Tenant shall pay Operating Expenses for the 585 ROFO Space in accordance with the terms of the Lease, (c) the 585 ROFO Space shall be delivered in its “as-is” condition and Landlord shall have no obligation to make any repairs or improvements thereto, except that the building systems serving the 585 ROFO Space shall be in good working order and condition, and (d) the term for the 585 ROFO Space shall commence upon delivery of the 585 ROFO Space to Tenant and terminate upon the termination of the Lease for the remainder of the Premises. Tenant shall have ten (10) business days after receipt of Landlord’s notice to accept or reject the offer to lease the 585 ROFO Space. If Tenant does not accept the 585 ROFO Space within the 10-business day period, Landlord may lease the 585 ROFO Space to any other party. If Tenant accepts the 585 ROFO Space, Tenant shall lease the entire 585 ROFO Space on all of the terms and conditions set forth above, and otherwise on the terms and conditions set forth in the Lease. The 585 Right of First Offer shall be personal to Tenant and shall not be assignable to any other party other than to an affiliate of Tenant.

8. Use of Landlord’s Stored Furniture. Tenant shall have the right to use the Stored Furniture (as defined in Section 4 of the Fourth Amendment to Lease) for the Fifth Amendment Space. Such use of the Stored Furniture shall be in accordance with the terms of Section 4 of the Fourth Amendment to Lease.

9. Signage. Tenant shall have the right, in its sole cost and expense, to install signs on the front and back entry doors to the 585 Building identifying Tenant, which such signs shall comply with the last sentence of Section 23.2 of the Lease.

10. Leasing Costs. The parties acknowledge and agree that any leasing commissions or legal fees incurred by Landlord in connection with this Amendment or any prior or future amendment to the Lease, shall constitute Landlord's leasing cost for purposes of the Lease.

5

11. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

12. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

13. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

14. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

15. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

16. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

6

LANDLORD:		TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		SILVER SPRING NETWORKS, INC, a Delaware corporation

By:	/s/ Steve Elliott	By:	/s/ Carrie Kalinowski
Name:	Steve Elliott	Name:	Carrie Kalinowski
Its:	Director	Its:	VP of Finance

7

Exhibit A

585 Broadway and 575 Broadway

585 BROADWAY
VACANT SPACE
575 BROADWAY
EXHIBIT A-LAB
"FIFTH AMENDMENT SPACE"
VACANT SPACE
SPACE LEASED BY OTHERS "585 ROFO SPACE"
"575 PREMISES"
= OCCUPIED SPACE

EXHIBIT A

Exhibit B

555 Broadway - First Floor

Silver Spring
FIRST AMENDMENT
SPACE
Silver Spring
Fourth Amendment
Space
FIRST FLOOR
553 BROADWAY (NORTH)
553 BROADWAY (SOUTH)
FIRST FLOOR
Silver Spring
Third Amendment
Space

Exhibit C

555 Broadway - Second Floor

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of July 9, 2010 by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”) and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”), in the following factual context:

A. Pursuant to that certain Lease dated as of July 5, 2007, as amended by that certain Amendment to Lease dated as of October 9, 2008, that certain Second Amendment to Lease dated as of March 30, 2009, that certain Third Amendment to Lease dated as of April 30, 2009, that certain Fourth Amendment to Lease dated as of September 14, 2009, and that certain Fifth Amendment to Lease dated as of December 16, 2009 (as amended, the “Lease”), Landlord leased to Tenant certain premises located in the buildings commonly known as 575 Broadway, Redwood City, California (the “575 Building”), 555 Broadway, Redwood City, California (the “555 Building”) and 585 Broadway, Redwood City, California (the “585 Building”), as more particularly described in the Lease (the “Original Premises”). All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to amend the lease to expand the leased premises, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Sixth Amendment Space.

(a) Commencing on the Sixth Amendment Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 29,220 square feet of Rentable Area consisting of a portion of the first floor of the building located at 585 Broadway, Redwood City, California (the “585 Building”), as more particularly described in the attached Exhibit A (the “Sixth Amendment Space”).

(b) During the Sixth Amendment Term (as defined below), the term “Premises” as used in the Lease shall be deemed to mean the Original Premises and the Sixth Amendment Space and all of the terms and conditions of the Lease shall apply to the Sixth Amendment Space, except as otherwise expressly provided herein.

2. Sixth Amendment Term.

(a) The term of the Lease for the Sixth Amendment Space shall commence upon Landlord’s delivery of the Sixth Amendment Space to Tenant in the condition required hereunder, provided that Landlord shall provide Tenant at least fourteen (14) days prior written notice (the “Sixth Amendment Commencement Date”), and will be coterminous with the Term of the Lease for the Original Premises. The actual term of the

Lease for the Sixth Amendment Space shall be referred to herein as the “Sixth Amendment Term”.

(b) Notwithstanding any of the foregoing, if Landlord does not deliver possession of the Sixth Amendment Space to Tenant on or before October 1, 2010, then Tenant shall receive one day of free rent for each day that Landlord is delayed in delivering the Sixth Amendment Space to Tenant after such date. If Landlord does not deliver possession of the Sixth Amendment Space to Tenant on or before November 1, 2010 (the “Outside Delivery Date”), Tenant, as its sole remedy, shall have the right to terminate the Lease with respect to the Sixth Amendment Space by delivery to Landlord of a termination notice within fifteen (15) days after the Outside Delivery Date. Upon such termination, neither party shall have any further obligation nor liability to the other under the Lease with respect to the Sixth Amendment Space, except for those rights and obligations accruing under the Lease prior to such termination that survive such termination. Except as expressly set forth above, Landlord shall have no liability for any delay in delivering the Sixth Amendment Space to Tenant.

3. Base Rent for the Sixth Amendment Space. Tenant shall commence paying Base Rent for the Sixth Amendment Space on the earlier of (a) the date sixty (60) days after the Sixth Amendment Commencement Date, and (b) the date Tenant commences business operations in the Sixth Amendment Space (excluding the use of the Vacant Space as an occasional training area as set forth below) (the “Sixth Amendment Rent Commencement Date”). If the Sixth Amendment Rent Commencement Date occurs on a day other than the first day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month. The Base Rent for the Sixth Amendment Space shall be as follows (the “Sixth Amendment Base Rent”).

Period	Base Rent

Sixth Amendment Rent	$20,454
Commencement Date - 2/28/11
3/1/11 - 2/29/12	$21,915
3/1/12 - 12/31/12	$23,376

The Sixth Amendment Base Rent shall be due and payable commencing on the Sixth Amendment Rent Commencement Date and thereafter during the Sixth Amendment Term in accordance with the terms of Section 5.1 of the Lease. Notwithstanding any of the foregoing, during the period between the Sixth Amendment Commencement Date and the Sixth Amendment Rent Commencement Date, Tenant shall have the right to use the Vacant Space as an occasional training area without affecting the determination of the Sixth Amendment Rent Commencement Date.

4. Operating Expenses for the Sixth Amendment Space. Commencing on the Sixth Amendment Rent Commencement Date and thereafter during the Sixth Amendment Term, Tenant shall pay Operating Expenses for the Sixth Amendment Space in accordance with terms of Section 7 of the Lease, as modified herein. As of the Sixth Amendment Rent Commencement Date, (a) Tenant’s Project Share shall be 41.50%, and (b) Tenant’s Building Share for the 575 Building and the 585 Building shall be 98.67%. The parties

2

acknowledge and agree that, with respect to the 575 Premises and the 585 Premises (including the Sixth Amendment Space), the term “Building” as used in Section 7 of the Lease shall be deemed to mean the 575 Building and the 585 Building. Without limiting any of the foregoing or Tenant’s obligations under the Lease, Tenant shall pay for any utilities and services furnished to the Sixth Amendment Space during the period between the Sixth Amendment Commencement Date and the Sixth Amendment Rent Commencement Date.

5. Condition of Sixth Amendment Space. Except as otherwise expressly provided herein, Tenant hereby accepts the Sixth Amendment Space in its “as-is” condition, and Landlord shall not be obligated to make any alterations, additions, repairs or improvements or to do any work whatsoever on, to or within the Sixth Amendment Space. Without limiting the foregoing, the second sentence of Section 3 of the Lease shall not apply to the Sixth Amendment Space. Except as provided below, Landlord shall deliver the Sixth Amendment Space to Tenant with the electrical and mechanical systems serving the Sixth Amendment Space in good working order and condition. Notwithstanding the foregoing, Tenant acknowledges and agrees that the Uninterrupted Power Supply (“UPS”) system serving the Sixth Amendment Space is not operational and Landlord shall have no obligation to repair, maintain or replace the UPS system.

6. Tenant Improvement Allowance. Landlord shall pay Tenant up to $5,000 (the “Tenant Improvement Allowance”) for the removal of the demising walls in the 585 Building, as set forth on the attached Exhibit B (the “Tenant Improvement Work”). Tenant shall perform the Tenant improvement Work in a first class manner, in compliance with all Applicable Laws, and in accordance with the terms of Sections 9.2 and 9.3 of the Lease (except that Landlord hereby approves the scope of the Tenant Improvement Work as set forth on the attached Exhibit B). Landlord shall have no obligation to pay the Tenant Improvement Allowance until thirty (30) days following the date Tenant has delivered to Landlord the following: (a) copies of paid invoices for the Tenant improvement Work with sufficient detail reasonably satisfactory to Landlord; (b) an executed unconditional lien release and waiver from each of Tenant’s contractor and subcontractors performing the Tenant Improvement Work certifying receipt of final payment in recordable form in accordance with California Civil Code Section 3262(d)(4); and (c) such other documents and information with respect to the Tenant Improvement Work as may be reasonably required by Landlord. Any cost of the Tenant improvement Work in excess of the Tenant Improvement Allowance shall be the sole obligation of Tenant. Tenant shall not be required to restore the Tenant Improvement Work at the end of the Term of the Lease.

7. Leasing Costs. The parties acknowledge and agree that any leasing commissions or legal fees incurred by Landlord in connection with this Amendment or any prior or future amendment to the Lease, shall constitute Landlord’s leasing cost for purposes of the Lease.

8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease

3

conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

10. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

11. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

12. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		SILVER SPRING NETWORKS, INC, a Delaware corporation

By:	/s/ Steve Elliott	By:	/s/ Carrie Kalinowski

Name:	STEVE ELLIOTT	Name:	Carrie Kalinowski

Its:	Managing Director	Its:	Vice President

4

Exhibit A

Sixth Amendment Space

Silver Spring
Fifth Amendment
Silver Spring
Sixth Amendment
Silver Spring
Original Leased Premises
07/05/07
Management Office

EXHIBIT B

TENANT IMPROVEMENT WORK

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of April 16, 2012 (the “Effective Date”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and SILVER SPRING NETWORKS, INC., a Delaware corporation (“Tenant”), in the following factual context:

A. Pursuant to that certain Lease dated as of July 5, 2007, as amended by that certain Amendment to Lease dated as of October 9, 2008, that certain Second Amendment to Lease dated as of March 30, 2009, that certain Third Amendment to Lease dated as of April 30, 2009, that certain Fourth Amendment to Lease dated as of September 14, 2009, that certain Fifth Amendment to Lease dated as of December 16, 2009, and that certain Sixth Amendment to Lease dated as of July 9, 2010 (as amended, the “Lease”), Landlord leased to Tenant 171,101 rentable square feet of space located in the buildings commonly known as 575 Broadway, Redwood City, California (the “575 Building”), 555 Broadway, Redwood City, California (the “555 Building”) and 585 Broadway, Redwood City, California (the “585 Building”), as more particularly described in the Lease (the “Premises”). All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given such terms in the Lease.

B. Landlord and Tenant now desire to amend the lease, as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Term and Early Termination. The Term of the Lease is hereby extended for four (4) years, commencing on January 1, 2013 and expiring on December 31, 2016 (the “Extended Term”). From and after the Effective Date, (a) all references to “Expiration Date” shall be deemed to refer to the last day of the Extended Term, and (b) all references to “Term” shall be deemed to include the Extended Term. Notwithstanding the foregoing, both Landlord and Tenant shall each have the option to terminate the Lease effective on the first day of any calendar month after December 31, 2014. If Landlord exercises such termination right, Landlord must provide Tenant written notice thereof at least fourteen (14) months prior to the effective date of the termination. If Tenant exercises such termination right, Tenant must provide Landlord written notice thereof at least nine (9) months prior to the effective date of the termination and deliver to Landlord, along with the termination notice, a fee in the amount of the unamortized leasing costs incurred by Landlord in connection with this Amendment as reasonably determined by Landlord and supported by documentation, which costs include, without limitation, brokers’ fees, any free rent period provided to Tenant, and any tenant improvement allowance provided to Tenant. Any other extension right set forth in the Lease (including, without limitation, as set forth in Section 8 of the Second Amendment) and any other termination right set forth in the Lease (including, without limitation, as set forth in Section 2 of the Second Amendment, but not including any early termination pursuant to Articles 15, 18 or 19 of the Lease) shall be null and void.

2. Base Rent. Base Rent during the Extended Term shall be as follows:

Period During Lease Term	Monthly Base Rent per sq. ft. of Rentable Area	Monthly Base Rent

1/1/13 - 12/31/13	$1.45	$248,096.45

1/1/14 - 12/31/14	$1.49	$255,539.34

1/1/15 - 12/31/15	$1.54	$263,205.52

1/1/16 - 12/31/16	$1.58	$271,101.68

3. Right of First Offer. Tenant shall have an ongoing right of first offer (the “475 Right of First Offer”) on any space in the building located at 475 Broadway, Redwood City (the “475 Building”) that Landlord decides to market for lease to a third party during the Term of the Lease (the “475 ROFO Space”). Without limiting the foregoing, the parties acknowledge that Tenant’s 475 Right of First Offer shall be subject to (a) the existing right of any existing tenant of the 475 Building or their assignees (the “475 Tenants”) to expand its space; (b) Landlord’s election, prior to its election to market the 475 ROFO Space to third parties, to allow any 475 Tenant to extend the term of its lease (which the parties agree shall include the extensions with Moka 5. and Big Band Networks (ARRIS Group, Inc.) that Landlord is currently negotiating); and (c) Landlord’s election to occupy the 475 ROFO Space for its own use or use by its affiliates. Subject to the foregoing, should Landlord determine that any 475 ROFO Space is subject to Tenant’s 475 Right of First Offer, Landlord shall, at any time (at Landlord’s discretion) from six (6) months before the date such space is expected to be available, offer it to Tenant, by written notice, on the following terms: (i) the Base Rent for the 475 ROFO Space shall be the same per square foot of Rentable Area as is then applicable to the Premises, including any annual increases, (ii) Tenant shall pay Operating Expenses for the 475 ROFO Space in accordance with the terms of the Lease, (iii) the 475 ROFO Space shall be delivered in its “as-is” condition and Landlord shall have no obligation to make any repairs or improvements thereto, (iv) the term of the 475 ROFO Space shall commence upon delivery of the 475 ROFO Space to Tenant and terminate upon the termination of the Lease. Tenant shall have ten (10) business days after receipt of Landlord’s notice to accept or reject the offer to lease the 475 ROFO Space. If Tenant does not accept the 475 ROFO Space within such ten (10) business day period, Landlord may lease the 475 ROFO Space to any other party. If Tenant accepts the 475 ROFO Space, Tenant shall lease the entire 475 ROFO Space offered in the notice delivered to Tenant on all of the terms and conditions set forth above, and otherwise on the terms and conditions of the Lease. The 475 Right of First Offer shall be personal to Tenant and shall not be assignable to any other party other than to an affiliate of Tenant or in connection a Permitted Transfer of the Lease.

4. Operating Expenses and Building Maintenance.

(a) Commencing on April 1, 2012 and thereafter, Tenant shall have the right, by delivering written notice to Landlord, to assume the obligation for maintenance of the HVAC system and other mechanical systems supporting the entire Premises (the

2

“Mechanical System Obligations”); provided that Tenant shall be responsible, at its sole cost and expense, for demising the systems supporting the Premises from the systems supporting the remainder of the Project. Notwithstanding the foregoing, to the extent any capital repairs or replacements are necessary, Tenant shall obtain the prior consent of Landlord (which shall not be unreasonably withheld or delayed) and Landlord shall perform such capital repairs or replacements in accordance with the terms of Section 8.1 of the Lease and the cost thereof shall be included as a Building Operating Expense pursuant to Section 8.1 and Article 7 of the Lease.

(b) If Tenant exercises such right, the management fee charged to Tenant as an Operating Expenses shall be reduced to a market fee, not to exceed two percent (2%) of gross revenues.

(c) If Tenant exercises such right, Tenant shall be responsible, at its sole cost and expense, for maintaining all such systems in good working order, in a clean, safe and sanitary condition and in a condition commensurate with buildings located in the Midpoint Technology Park in Redwood City. Tenant shall perform the Mechanical System Obligations in accordance with the terms of Section 8.2 of the Lease. Tenant shall provide Landlord with copies of the service contracts for the Mechanical System Obligations and shall provide Landlord with quarterly maintenance reports. Landlord shall have the right to review the scope of the service contracts and approve the vendors and contractors utilized by Tenant in performing the Mechanical System Obligations. In addition to any other rights available under the Lease, Landlord shall have the right to inspect the systems maintained by Tenant no more than two (2) times during any twelve (12) month period during the Term, and the cost of such inspection shall be included as a Building Operating Expense and charged to Tenant in accordance with the terms of Article 7 of the Lease.

(d) Landlord shall have the right to take over all or any portion of the Mechanical System Obligations in the event: (i) Tenant fails to maintain the systems in the condition set forth herein and such failure is not cured within fifteen (15) days after written notice from Landlord, (ii) Landlord delivers more than two (2) such notices within any twelve (12) month period, or (iii) Tenant subleases any portion of the Premises to a third-party. If Landlord exercises such option, Landlord shall be responsible for performing such obligations and the cost thereof shall be included as an Operating Expense.

5. Leasing Costs. The parties acknowledge and agree that any leasing commissions or legal fees incurred by Landlord in connection with this Amendment or any prior or future amendment to the Lease, shall constitute Landlord’s leasing cost for purposes of the Lease.

6. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Amendment then the provisions of this Amendment shall control.

3

7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

8. Execution. This Amendment shall not be effective until executed and delivered by the parties hereto.

9. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

10. Brokerage Commissions. Tenant’s broker with respect to this Amendment is Jones Lang LaSalle and Landlord’s broker with respect to this Amendment is Cornish & Carey Commercial. The brokerage commissions earned in connection with this transaction shall be paid by Landlord pursuant to the terms of a separate agreement with each broker. Tenant and Landlord represent and warrant that they have had no dealings with any other real estate broker or agent, except as provided above, in connection with this Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LANDLORD: THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		TENANT: SILVER SPRING NETWORKS, INC, a Delaware corporation

By:	/s/ Steve Elliott	By:	/s/ Carrie Kalinowski
Name:		Name:
Its:		Its:

4